Exhibit 2.1

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                                   MERGER AGREEMENT


                                        AMONG


                             PERSONAL CARE HOLDINGS, INC.


                          J.W. CHILDS EQUITY PARTNERS, L.P.


                                PLAYTEX PRODUCTS, INC.


                                         AND


                                PCG ACQUISITION CORP.


                            DATED AS OF DECEMBER 22, 1997




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                                  TABLE OF CONTENTS

                                                                       Page
RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

ARTICLE 1 DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . .2
     1.1  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . .2

ARTICLE 2 THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     2.1  Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     2.2  Effective Time . . . . . . . . . . . . . . . . . . . . . . . . 10
     2.3  Certificate of Incorporation . . . . . . . . . . . . . . . . . 10
     2.4  By-laws. . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     2.5  Officers and Directors . . . . . . . . . . . . . . . . . . . . 11
     2.6  Effect of Merger . . . . . . . . . . . . . . . . . . . . . . . 11

ARTICLE 3 CONVERSION . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     3.1  Conversion . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     3.2  Exchange of Certificates . . . . . . . . . . . . . . . . . . . 16
     3.3  Exchange Procedures. . . . . . . . . . . . . . . . . . . . . . 16
     3.4  Letter of Transmittal. . . . . . . . . . . . . . . . . . . . . 17
     3.5  No Further Ownership Rights in Target Common Stock . . . . . . 17

ARTICLE 4 DISSENTING STOCKHOLDERS. . . . . . . . . . . . . . . . . . . . 18
     4.1  Election . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     4.2  Payment. . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF TARGET . . . . . . . . . . . 19
     5.1  Organization and Qualification . . . . . . . . . . . . . . . . 19
     5.2  Capitalization . . . . . . . . . . . . . . . . . . . . . . . . 19
     5.3  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . 20
     5.4  Binding Obligation . . . . . . . . . . . . . . . . . . . . . . 20
     5.5  No Defaults or Conflicts . . . . . . . . . . . . . . . . . . . 21
     5.6  No Governmental Authorization or Consent Required. . . . . . . 22
     5.7  Title to Properties; Liens . . . . . . . . . . . . . . . . . . 22
     5.8  Real Estate. . . . . . . . . . . . . . . . . . . . . . . . . . 23
     5.9  Know-How, Trademarks, Patents, Copyrights, Etc.. . . . . . . . 25
     5.10 Financial Statements . . . . . . . . . . . . . . . . . . . . . 26
     5.11 Absence of Certain Changes or Events . . . . . . . . . . . . . 27
     5.12 Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     5.13 Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . 31
     5.14 Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
     5.15 Permits. . . . . . . . . . . . . . . . . . . . . . . . . . . . 34


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     5.16 Employment Matters . . . . . . . . . . . . . . . . . . . . . . 34
     5.17 Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . 35
     5.18 Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     5.19 Environmental Compliances. . . . . . . . . . . . . . . . . . . 38
     5.20 Employee Relations . . . . . . . . . . . . . . . . . . . . . . 38
     5.21 Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . 38
     5.22 Suppliers and Customers. . . . . . . . . . . . . . . . . . . . 39
     5.23 Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . 40
     5.24 Transactions with Affiliates . . . . . . . . . . . . . . . . . 41
     5.25 Full Disclosure. . . . . . . . . . . . . . . . . . . . . . . . 41
     5.26 Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . 41

ARTICLE 6 REPRESENTATIONS AND WARRANTIES
          OF THE PRINCIPAL STOCKHOLDER . . . . . . . . . . . . . . . . . 42
     6.1  Full Disclosure. . . . . . . . . . . . . . . . . . . . . . . . 42
     6.2  Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . 42
     6.3  Capitalization . . . . . . . . . . . . . . . . . . . . . . . . 43

ARTICLE 7 REPRESENTATIONS AND WARRANTIES
          OF THE COMPANY AND SUBSIDIARY TO TARGET. . . . . . . . . . . . 43
     7.1  Organization; Standing and Power . . . . . . . . . . . . . . . 43
     7.2  Articles of Incorporation and By-Laws. . . . . . . . . . . . . 43
     7.3  Capital Structure. . . . . . . . . . . . . . . . . . . . . . . 43
     7.4  Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     7.5  SEC Documents; Financial Statements. . . . . . . . . . . . . . 46
     7.6  Compliance with Applicable Laws. . . . . . . . . . . . . . . . 48
     7.7  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . 48
     7.8  Absence of Certain Changes or Events . . . . . . . . . . . . . 49
     7.9  Full Disclosure. . . . . . . . . . . . . . . . . . . . . . . . 49
     7.10 Financing Commitments. . . . . . . . . . . . . . . . . . . . . 50
     7.11 Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
     7.12 Certain Actions. . . . . . . . . . . . . . . . . . . . . . . . 50
     7.13 Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . 50

ARTICLE 8 REPRESENTATIONS AND WARRANTIES OF THE
          COMPANY AND SUBSIDIARY TO TARGET STOCKHOLDERS
     8.1  Full Disclosure. . . . . . . . . . . . . . . . . . . . . . . . 51
     8.2  Validity of Stock Consideration. . . . . . . . . . . . . . . . 52

ARTICLE 9 COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . 52
     9.1  Conduct of Business of the Acquired Companies. . . . . . . . . 52
     9.2  Access to Information; Confidentiality . . . . . . . . . . . . 52
     9.3  Publicity. . . . . . . . . . . . . . . . . . . . . . . . . . . 53
     9.4  Filings and Authorizations . . . . . . . . . . . . . . . . . . 53


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     9.5  Notice of Events . . . . . . . . . . . . . . . . . . . . . . . 54
     9.6  Further Assurances . . . . . . . . . . . . . . . . . . . . . . 55
     9.7  Notice to Stockholders . . . . . . . . . . . . . . . . . . . . 55
     9.8  No Section 338 Election. . . . . . . . . . . . . . . . . . . . 55
     9.9  Affiliate Transactions . . . . . . . . . . . . . . . . . . . . 55
     9.10 Employees. . . . . . . . . . . . . . . . . . . . . . . . . . . 56
     9.11 Indemnification of Directors and Officers. . . . . . . . . . . 56
     9.12 Solvency Opinion . . . . . . . . . . . . . . . . . . . . . . . 57

ARTICLE 10 CONDITIONS PRECEDENT TO
           OBLIGATIONS OF THE COMPANY AND SUBSIDIARY . . . . . . . . . . 57
     10.1 Representations and Warranties Accurate. . . . . . . . . . . . 57
     10.2 Performance. . . . . . . . . . . . . . . . . . . . . . . . . . 58
     10.3 Certificates . . . . . . . . . . . . . . . . . . . . . . . . . 58
     10.4 Other Agreements . . . . . . . . . . . . . . . . . . . . . . . 58
     10.5 Corporate Matters. . . . . . . . . . . . . . . . . . . . . . . 58
     10.6 HSR Act:  Authorizations; Legal Prohibition. . . . . . . . . . 58
     10.7 No Injunction. . . . . . . . . . . . . . . . . . . . . . . . . 59
     10.8 Legal Opinion. . . . . . . . . . . . . . . . . . . . . . . . . 59

ARTICLE 11 CONDITIONS PRECEDENT TO OBLIGATIONS OF TARGET . . . . . . . . 59
     11.1 Representations and Warranties Accurate. . . . . . . . . . . . 59
     11.2 Performance by Others. . . . . . . . . . . . . . . . . . . . . 59
     11.3 Certificate. . . . . . . . . . . . . . . . . . . . . . . . . . 60
     11.4 Other Agreements.. . . . . . . . . . . . . . . . . . . . . . . 60
     11.5 HSR Act: Authorization; Legal Prohibition. . . . . . . . . . . 60
     11.6 No Injunction. . . . . . . . . . . . . . . . . . . . . . . . . 60
     11.7 Legal Opinion. . . . . . . . . . . . . . . . . . . . . . . . . 60

ARTICLE 12 INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . 61
     12.1 Indemnification. . . . . . . . . . . . . . . . . . . . . . . . 61
     12.2 Notice and Opportunity to Defend.. . . . . . . . . . . . . . . 61
     12.3 Limitations on Indemnifications. . . . . . . . . . . . . . . . 63

ARTICLE 13 TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . 64
     13.1 Termination. . . . . . . . . . . . . . . . . . . . . . . . . . 64
     13.2 Survival After Termination . . . . . . . . . . . . . . . . . . 65

ARTICLE 14 MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . 66
     14.1 Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
     14.2 Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . 66
     14.3 Survival of Representations and Warranties . . . . . . . . . . 66
     14.4 Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . 66
     14.5 Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . 67


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     14.6 Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
     14.7 Severability . . . . . . . . . . . . . . . . . . . . . . . . . 69
     14.8 Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . 69
     14.9 Binding Effect; Assignment . . . . . . . . . . . . . . . . . . 69
     14.10 No Third Party Beneficiary. . . . . . . . . . . . . . . . . . 69
     14.11 Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . 70
     14.12 Governing Law and Jurisdiction. . . . . . . . . . . . . . . . 70


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

                                   MERGER AGREEMENT


          MERGER AGREEMENT (the "Agreement"), dated as of December 22, 1997, among Playtex Products, Inc., a Delaware corporation (the "Company"), PCG Acquisition Corp., a wholly-owned subsidiary of the Company and a Delaware corporation ("Subsidiary"), J.W. Childs Equity Partners L.P., a Delaware limited partnership (the "Principal Stockholder") and Personal Care Holdings Inc., a Delaware corporation ("Target").

                                       RECITALS
          WHEREAS, subject to the terms and conditions of this Agreement, each of the boards of directors of the Company, Subsidiary and Target have approved the merger (the "Merger") of Target into Subsidiary, on the terms set forth in this Agreement; and
          WHEREAS, in furtherance of the consummation of the Merger and transactions contemplated herein, the parties hereto desire to enter into this Agreement;
          NOW, THEREFORE, in consideration of and premised upon the various representations, warranties, covenants and other agreements of the Company, Subsidiary, the Principal Stockholder and Target contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, Subsidiary, the Principal Stockholder and Target agree as follows:

                                      ARTICLE 1

                                     DEFINITIONS

          1.1 Definitions. (a) The following terms, whenever used herein, shall have the following meanings for all purposes of this Agreement.


          "Acquired Companies" means each of Target and each Target Subsidiary.

          "Antitrust Law" means any law of the United States governing competition, monopolies or restrictive trade practices, including without limitation, the Sherman Act, the Clayton Act, the Federal Trade Commission Act and the HSR Act, in each case including any rules and regulations thereunder.

          "Balance Sheet" means the audited consolidated balance sheet of Target as at March 29, 1997.

          "Balance Sheet Date" means March 29, 1997.

          "Business Day" means any day that is not a Saturday, Sunday or other day on which banking institutions in New York are authorized or required by law or executive order to close.

          "Cash Consideration" means $91,000,000 minus the aggregate amount of Indebtedness of the Acquired Companies as of the Effective Time.

          "Cash Consideration Per Share" means the amount determined by dividing
(a) the Cash Consideration by (b) the number of shares of Target Common


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Stock outstanding as of the Effective Time except as otherwise set forth in
Section 3.1(b).

          "Closing Company Stock Price" means the average daily closing price for shares of Company Common Stock quoted on The New York Stock Exchange for the period of ten Business Days ending on the Business Day that is three Business Days prior to the Effective Date.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Company Common Stock" means the common stock, par value $0.01, of the Company.
          "Consideration Per Share" means (i) the Cash Consideration Per Share plus (ii) the Stock Consideration Per Share.

          "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings arising under any Environmental Law.

          "Environmental Laws" means any United States (or other applicable jurisdiction's) federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, (including without limitation air, surface water, ground water, surface or subsurface land and plant and animal life) health or safety, or to any chemical, material or substance, the generation, release, transportation, disposal, storage, processing, handling or exposure to which is prohibited, limited or regulated by any Governmental Authority.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Financial Statements" means (i) the consolidated balance sheet of Target as at March 29, 1997 and the related consolidated statements of operations and cash flows, stockholders' investment and changes in financial position of Target for the year ended March 29, 1997, certified by KPMG Peat Marwick LLP, independent certified public accountants, whose opinion thereon is included therewith, together with the notes and schedules thereto and (ii) the consolidated balance sheet of Target as of November 22, 1997 and the related consolidated statement of operations and cash flows, stockholders' investment and changes in financial position of Target for the eight months ended November 22, 1997.

          "GAAP" means generally accepted accounting principles.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administration functions of or pertaining to government, including the Securities Exchange Commission ("SEC") or any other government authority, agency, department, board, commission or instrumentality of the United States, any foreign government, any state of the United States or any political subdivision thereof, and any court, tribunal or arbitrator(s) of competent jurisdiction, and any governmental or non-governmental self-regulatory organization, agency or authority.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

          "Indebtedness" means, without duplication, (i) all indebtedness of or any obligation of any of the Acquired Companies for borrowed money, whether current, short-term, or long-term, secured or unsecured, (ii) all indebtedness of any Acquired Company for the deferred purchase price for purchases of property (other than trade payables which are not overdue by more than 90 days),
(iii) all indebtedness of any Acquired Company created or arising under any conditional sale or other title retention agreement with respect to property acquired by any Acquired Company, (iv) all lease obligations of any Acquired Company under leases which are capital leases in accordance with GAAP, (v) all off-balance sheet financings including, without limitation, synthetic leases and other similar financing arrangements, (vi) any payment obligations of any Acquired Company in respect of banker's acceptances or letters of credit (other than stand-by letters of credit in support of ordinary course trade payables),
(vii) any liability of any Acquired Company with respect to interest rate swaps, collars, caps and similar obligation, (viii) any debt of any Acquired Company paid or prepaid since November 22, 1997, which payment or prepayment is a breach of the representations and warranties set forth in Section 5.11 or in violation of Section 9.1, (ix) obligations of any Acquired Company under the Personal Care Holdings, Inc. Long-Term Incentive Plan (the "Long-Term Plan"); (x) obligations of any Acquired Company to make any severance payments to the persons identified on Schedule 1.1(a) pursuant to arrangements with Target or any Acquired Company;
(xi) present, future or contingent obligations of any Acquired Company (other than those obligations under the Personal Care Group, Inc. 1996 Management Incentive Plan, the Sales Incentive Plan or bonus arrangements with employees of any Acquired Company other than the President and Chief Executive Officer of Target, which are being satisfied by the Surviving Corporation pursuant to Section 9.10) under (A) any phantom stock or similar equity appreciation rights, plan or agreement, (B) any consulting, deferred pay-out or earn-out arrangements in connection with the purchase of any business or entity or (C) any non-competition agreement,
(xii) any accrued and unpaid interest or other charges (including any contractual prepayment premiums, penalties or similar charges resulting from the transactions contemplated hereby or the discharge of such obligations) with respect to any of the foregoing and (xiii) the excess, if any, of the Acquired Companies' Transaction Costs over $1,600,000 (where the "Acquired Companies' Transaction Costs" means an amount equal to all costs or expenses incurred by the Acquired Companies in connection with the transactions contemplated hereby, including legal fees and disbursements, Hart Scott Rodino filing fees incurred by the Principal Stockholder and any other payments to any broker, finders, agents or similar intermediary). Indebtedness shall be reduced by all cash and cash equivalents held by Target as of the Effective Date. Indebtedness will be increased by the amount of severance obligation to any of the three employees listed on Schedule 1.1(a)(i) pursuant to the letters described therein which severance obligation arises from or is triggered by the Company's or Subsidiary's failure to employ any such employee at the Effective Time, if such severance obligation is in excess of the Company's standard severance policy and then only to the extent of such excess. The amount of any such excess severance obligation which is to be added to Indebtedness will be calculated as of the Effective Time as far in advance thereof as practicable. No severance obligation under such aforesaid letters arising from any action or omission of the Company or Subsidiary after the Effective Time shall be added to Indebtedness.

          "IRS" means the United States Internal Revenue Service.

          "Knowledge" means the actual knowledge of (x) in the case of Target, the persons listed on Schedule 1.1(b), and (y) in the case of the Company or Subsidiary, the persons listed on Schedule 1.1(c).

          "Lien" means any lien, pledge, mortgage, deed of trust, security interest, claim, lease, license, charge, option, right of first refusal, easement, servitude, transfer restriction, encumbrance or any other restriction or limitation whatsoever.

          "Material Adverse Effect" means a material adverse effect upon the business, results of operations, properties, assets or condition (financial or otherwise) of the Acquired Companies taken as a whole or of the Company and its subsidiaries taken as a whole, as the case may be.

          "Pension Plan" means each "employee pension benefit plan," as defined in Section 3(2) of ERISA, which is sponsored by any Acquired Company with respect to past and/or present employees of any Acquired Company.

          "person" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization or other entity.

          "Registration Rights Agreement" means the agreement so called, to be executed on the Effective Date, among the Company and the Principal Stockholder.

          "Stock Consideration" means, if the Closing Company Stock Price is
(a) equal to or less than $12.50, 9,257,375 shares of Company Common Stock, or
(b) greater than $12.50, a number of shares of Company Common Stock derived by dividing $115,720,000 by the Closing Company Stock Price.

          "Stock Consideration Per Share" means a number of shares equal to
(a) the Stock Consideration divided by (b) the number of shares of Target Common Stock outstanding as of the Effective Time except as otherwise set forth in
Section 3.1(b).

          "Stockholders Agreement" means the agreement so called, to be executed on the Effective Date, among the Company and the Principal Stockholder.

          "Target Common Stock" means the common stock, par value $.01 per share, of Target.

          "Target Subsidiary" means an entity which Target directly or indirectly owns or has the power to vote shares of any capital stock or other ownership interests having voting power to elect a majority of the directors of such entity, or other persons performing similar functions of such entity, as the case may be.

          "Taxes" means (i) any federal, state, local, foreign or other net income, gross income, property (real or personal), sales, use, license, franchise, employment, payroll, withholding, transfer, stamp or other tax, custom, duty or other governmental charge, together with any interest, penalty or addition to tax with respect thereto and (ii) any liability of any Acquired Company for the payment of any amount described in clause (i) as a result of such Acquired Company being a member of an affiliated or combined group with, or a successor to, or guarantor or transferee of, any other person.
          "Tax Return" means any return, report, statement, form or other information required to be filed with respect to any Taxes.

          "Welfare Plan" means (i) each "employee welfare benefit plan," as defined in Section 3(1) of ERISA; (ii) any stock option, incentive, or deferred compensation or bonus plan or arrangement; and (iii) any severance plan or arrangement, in each case which is sponsored by any Acquired Company with respect to past and/or present employees of any Acquired Company.

               (b) The following terms shall have the meanings specified in the indicated section of this Agreement:

Term                                     Section
----                                     ------------
Agreement .............................  Recitals
Branded Products ......................  Section 5.11
Cashless Exercise Option
Shares ................................  Section 3.1
Cashless Exercise Price ...............  Section 3.1
Company ...............................  Recitals
Company Permits........................  Section 7.6
Company 1996 Financial Statements .....  Section 7.8
Constituent Corporations ..............  Section 2.1
DGCL ..................................  Section 2.1
Dissenting Stockholder ................  Section 4.1
Effective Date ........................  Section 2.2
Effective Time ........................  Section 2.2
Improvements ..........................  Section 5.8
Leased Real Property ..................  Section 5.8
Indemnified Party .....................  Section 12.2
Indemnifying Party ....................  Section 12.2
Leases ................................  Section 5.8
Letter of Transmittal .................  Section 3.4
Liabilities ...........................  Section 5.21
Losses ................................  Section 12.1
Merger ................................  Recitals
Merger Expenses .......................  Section 14.1
Owned Real Property ...................  Section 5.8
Permits ...............................  Section 5.15
Permitted Encumbrances ................  Section 5.7
Principal Stockholder .................  Recitals
Proprietary Information ...............  Section 9.2
Real Property .........................  Section 5.8
Stock Plan ............................  Section 7.3
Subsidiary ............................  Recitals
Subsidiary Common Stock ...............  Section 3.1
Surviving Corporation .................  Section 2.1
Surviving Corporation By-laws .........  Section 2.4
Surviving Corporation Certificate .....  Section 2.3
Surviving Corporation Common Stock ....  Section 3.1
Target ................................  Recitals
Target Options ........................  Section 3.1
Title Defect ..........................  Section 5.8


               (c) All references herein to dollars or "$" shall be to United States dollars.

                                      ARTICLE 2

                                      THE MERGER

   2.1 Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), at the Effective Time, Target shall be merged with and into Subsidiary, whereupon Subsidiary shall continue as the surviving corporation (sometimes referred to herein as the "Surviving Corporation") and the separate corporate existence of Target shall cease. Target and Subsidiary are sometimes referred to herein, collectively, as the "Constituent Corporations".

   2.2 Effective Time. (a) The Merger shall be effective when a properly executed certificate of merger (together with any other documents, certificates and instruments required by law to effectuate and consummate the Merger) shall be filed with the Secretary of State of the State of Delaware (or at such other time as shall be specified in such certificate of merger), which filing shall be made as soon as practicable after satisfaction of the conditions set forth in Articles 10 and 11.

               (b) When used herein, the term "Effective Time" shall mean the date and time at which the Merger becomes effective and the term "Effective Date" shall mean the date upon which the Effective Time occurs.

               (c) Target, the Company and Subsidiary shall use reasonable best efforts to consummate the Merger no earlier than the fifth or later than the fifteenth Business Day following notification by Target, the Company and Subsidiary that the condition set forth in Section 10.6 shall have been satisfied, provided that at such time all other conditions necessary to be satisfied by Target, the Company and Subsidiary have been satisfied or waived in accordance with Articles 10 and 11.

          2.3 Certificate of Incorporation. The Certificate of Incorporation of Subsidiary in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation (the "Surviving Corporation Certificate"), unless and until amended as provided by the Surviving Corporation Certificate or by law.

          2.4 By-laws. The By-laws of Subsidiary in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation (the "Surviving Corporation By-laws") unless and until altered, amended or repealed as provided by law, the Surviving Corporation Certificate or the Surviving Corporation By-laws.

          2.5 Officers and Directors. The officers of Subsidiary immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their successors shall have been duly elected and qualified, or as otherwise provided in the Surviving Corporation By-laws. The directors of Subsidiary shall be the directors of Surviving Corporation until their successors shall have been duly elected and qualified, or as otherwise provided in the Surviving Corporation Certificate, the Surviving Corporation By-laws or as otherwise provided by applicable law.

          2.6 Effect of Merger. (a) At the Effective Time, the Merger shall have the effects set forth in Section 259 of the DGCL. Without limiting the generality of the foregoing, and subject thereto: (i) the Surviving Corporation shall possess all the rights, privileges, powers and franchises, of a public and private nature, and shall be subject to all the restrictions, disabilities and duties of each of the Constituent

Corporations; (ii) all property, real, personal and mixed, and all debts due to either Constituent Corporation on whatever account, including all choses in action and other things belonging to the Constituent Corporations, shall be vested in the Surviving Corporation; (iii) all property, rights, privileges, powers and franchises, and every other interest of each of the Constituent Corporations shall be, from and after the Effective Date, the property of the Surviving Corporation and the title to any real estate vested by deed or otherwise in the Constituent Corporations shall not revert or be impaired in any way by this Agreement or the Merger provided for herein, but all rights of creditors and all liens upon any property of either Constituent Corporation shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall, from and after the Effective Time, attach to and become the debts, liabilities and duties of the Surviving Corporation, and may be enforced against the Surviving Corporation to the same extent as if said debts, liabilities and duties had been incurred or contracted by the Surviving Corporation; and (iv) all transfers vesting in the Surviving Corporation referred to herein shall be deemed to occur by operation of law and no consent or approval of any other person shall be required in connection with any such transfer or vesting unless such consent or approval is specifically required in the event of merger or consolidation by law or express provision of any contract, agreement, decree, order or other instrument to which either or both of the Constituent Corporations is a party or is bound.

               (b) The Surviving Corporation shall assume and be liable for all the liabilities, obligations and penalties of each of the Constituent Corporations. No liability or obligation due or to become due, and no claim or demand for any cause existing against either Constituent Corporation or any stockholder, officer or director thereof, shall be released or impaired by the Merger. No action or proceeding, whether civil or criminal, then pending by or against either Constituent Corporation or any stockholder, officer or director thereof, shall abate or be discontinued by the Merger, but may be enforced, prosecuted, settled or compromised as if the Merger had not occurred. The Surviving Corporation may be substituted in any such action or special proceeding in place of either Constituent Corporation.

               (c) At the Effective Time, the accounting entries with respect to the assets, liabilities, capital, surplus and any and all other items of the Constituent Corporations shall be taken up on the books of the Surviving Corporation at the amounts which they, respectively, are then carried on the books of said Constituent Corporations, subject to such adjustments as may be appropriate in giving effect to the Merger.

               (d) The employees of the Acquired Companies and Subsidiary shall become the employees of the Surviving Corporation.

                                      ARTICLE 3

                                     CONVERSION

   3.1 Conversion. The manner and basis of converting the shares of common stock of each of the Constituent Corporations, and the consideration that the holders of such shares shall receive are as follows:

               (a) At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of Target Common

Stock issued and outstanding immediately prior to the Effective Time (other than shares as to which appraisal rights have not been forfeited under the DGCL, if an effective notice of exercise of appraisal rights with respect to such shares under Section 262 of the DGCL was required and given prior to the Effective
Time) shall be converted into the right to receive the Consideration Per Share. All certificates or other instruments representing shares of Target Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger, cease to have any rights with respect to such certificates except the right to receive, upon surrender thereof, the Consideration Per Share represented thereby. At the Effective Time, each share of Target Common Stock issued and outstanding prior to the Effective Time (all of which shares will be converted into the right to receive the Consideration Per Share) shall be canceled and retired and shall cease to exist.

               (b) Schedule 3.1(b) sets forth as of the date hereof a list of the outstanding stock options issued by Target ("Target Options"). It is contemplated herein that Target will enable the holders of the Target Options which are or become vested at or prior to the Effective Time to exercise such Target Options, to the extent vested, by means of a deemed exercise whereby the exercise price of the Target Options with respect to which the holders thereof have indicated they wish to elect cashless exercise (the "Cashless Exercise Price") will be deducted from the portion of the Cash Consideration and Stock Consideration as would otherwise be distributable to such holders had they paid the exercise price of the Target Options in full and acquired shares of Target Common Stock prior to the Effective Time. Such deduction for the Cashless Exercise Price shall be allocated between the Cash Consideration Per Share and the Stock Consideration Per Share according to the relative proportions of the aggregate Cash Consideration and the aggregate Stock Consideration (valued at the Closing Company Stock Price) delivered in the Merger. The amount of such Cashless Exercise Price allocated to the Cash Consideration Per Share, as aforesaid, is called the "Cash Portion of the Cashless Exercise Price," and that allocated to the Stock Consideration Per Share is called the "Stock Portion of the Cashless Exercise Price." The Company will effect any required tax withholding in respect of the foregoing and make appropriate charges to the exercising holders. The aggregate number of shares of Target Common Stock subject to Target Options with respect to which cashless exercise elections as aforesaid shall have been made at the Effective Time shall be called the "Cashless Exercise Option Shares." If, at the Effective Time, there are any Cashless Exercise Option Shares, the calculation of the "Cash Consideration per Share" shall be changed to mean the amount determined by dividing (a) the Cash Consideration plus the Cash Portion of the Cashless Exercise Price of all of the Cashless Exercise Option Shares by (b) the number of shares of Target Common Stock outstanding as of the Effective Time, including, without limitation, all of the Cashless Exercise Option Shares, and the calculation of "Stock Consideration Per Share" shall be changed to mean the amount determined by dividing (x) the Stock Consideration plus the Stock Portion of the Cashless Exercise Price of all of the Cashless Exercise Option Shares by (y) the number of shares of Target Common Stock outstanding as of the Effective Time, including, without limitation, all of the Cashless Exercise Option Shares. All Target Options not exercised at or prior to the Effective Time shall terminate at the Effective Time. Notices of exercise in respect of Cashless Exercise Option Shares shall be void if the Effective Time does not occur.

               (c) At the Effective Time, each share of common stock, par value $.01 per share, of Subsidiary (the "Subsidiary Common Stock"), issued and outstanding immediately prior to the Effective Time, shall be converted into, and become the right to receive, one (1) share of the common stock, par value $.01 per share, of the Surviving Corporation (the "Surviving Corporation Common Stock"), by virtue of the Merger and without any action on the part of the holder thereof. Immediately upon such conversion into shares of the Surviving Corporation Common Stock, each share of Subsidiary Common Stock shall be canceled and retired and shall cease to exist.

               (d) Each share of Common Stock which is held in the treasury of Target, at the Effective Time, shall, by virtue of the Merger and without further action, be canceled and retired and shall cease to exist.

               (e) As of the Effective Time, the stock transfer books of Target shall be closed.

   3.2 Exchange of Certificates. As of the Effective Time, the Company shall (a) make payment of the Cash Consideration Per Share, all in cash in immediately available same day funds, for the benefit of the holders of shares of Target Common Stock, and (b) issue and deliver the Stock Consideration.

   3.3 Exchange Procedures. At the Effective Time, each holder of an outstanding certificate or certificates which, prior thereto, represented shares of Target Common Stock shall, upon surrender to the Surviving Corporation of such certificate or certificates together with a Letter of Transmittal, be entitled to the Consideration Per Share for each share of Target Common Stock represented by such certificate or certificates so surrendered. If the Consideration Per Share is to be paid to any person other than the person in whose name the certificate representing shares of Target Common Stock surrendered in exchange therefor is registered, it shall be a condition to such exchange that the certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such exchange shall pay to the Surviving Corporation any transfer or other taxes required by reason of the payment of such consideration to a person other than the registered holder of the certificate surrendered, or shall establish to the reasonable satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Subsequent to the Effective Time, there shall be no further transfer on the records of Target or its transfer agent of certificates representing shares of Target Common Stock. Until surrendered as contemplated by this Section 3.3, each certificate representing shares of Target Common Stock (other than certificates representing shares which are to be canceled in accordance with
Section 3.1(d) or shares of Target Common Stock of Dissenting Stockholders) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Consideration Per Share, as contemplated by
Section 3.1(a). No interest will be paid or will accrue on any cash payable as Cash Consideration Per Share but shares of Company Common Stock to be issued as Stock Consideration will be deemed to be issued on the Effective Date and accumulate dividends and other rights to distributions associated with such shares (if any) from such date.

   3.4 Letter of Transmittal. Prior to the Effective Time (but in no event less than ten days prior thereto), Target shall mail to each record holder of certificates that, immediately prior to the Effective Time, shall represent shares of Target Common Stock a letter of transmittal (a "Letter of Transmittal") and instructions for use in surrendering such certificates and receiving the consideration to which such holder shall be entitled therefor pursuant to the terms of Section 3.1.

   3.5  No Further Ownership Rights in Target Common Stock.  The
Consideration Per Share paid upon the surrender for exchange of certificates representing shares of Target Common Stock in accordance with the terms of this
Article 3 shall be deemed to be full satisfaction of all rights pertaining to the shares of Target Common Stock theretofore represented by such certificates.

                                      ARTICLE 4

                               DISSENTING STOCKHOLDERS

   4.1 Election. The provisions of Article 3 to the contrary notwithstanding, any shares of Target Common Stock as to which the holder thereof shall have properly demanded appraisal in accordance with the requirements of Section 262 of the DGCL (any holder duly making such demand is referred to herein as a "Dissenting Stockholder") shall not be converted into the right to receive the Consideration Per Share, unless and until such holder shall have failed to perfect, or shall have effectively withdrawn or lost, the right to appraisal of and payment for such shares of Target Common Stock under
Section 262 of the DGCL. In the event that a notice of exercise of appraisal rights under Section 262 of the DGCL was not required prior to the Effective Time, at such time as a holder of shares of Target Common Stock subsequently properly demands appraisal rights, certificates for shares of Target Common Stock as to which such appraisal rights are properly demanded (to the extent such certificates have not theretofore surrendered pursuant to
Section 3.3) shall thereupon cease to represent the right to receive the Consideration Per Share, and shall represent only the right to receive payment for such shares under Section 262 of the DGCL.

   4.2 Payment. Each Dissenting Stockholder who becomes entitled, pursuant to the provisions of Section 262 of the DGCL, to payment of the value of its shares of Target Common Stock shall receive payment therefor from the Company (but only after the value thereof shall have been agreed upon or finally determined pursuant to such provisions). If a Dissenting Stockholder fails to perfect, or effectively withdraws or loses the right to receive payment for such shares of Target Common Stock, pursuant to Section 262 of the DGCL, such Dissenting Stockholder (to the extent the certificates representing such shares have not theretofore been surrendered in accordance with Section 3.3) shall be entitled to convert such shares of Target Common Stock as provided in
Section 3.1.

                                      ARTICLE 5

                       REPRESENTATIONS AND WARRANTIES OF TARGET

          Target represents and warrants to the Company and Subsidiary as follows:

   5.1 Organization and Qualification. Each of the Acquired Companies is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its organization, with corporate power and authority to own its properties and carry on its business as presently owned or conducted, and is in good standing as a foreign corporation and is duly licensed or qualified to transact business in each jurisdiction set forth on
Schedule 5.1(a), which constitutes each jurisdiction in which the character of its properties owned or leased, or the nature of its activities, makes such qualification necessary except where failure to be so qualified, individually or in the aggregate, would not have a Material Adverse Effect. None of the Acquired Companies owns or leases property in any jurisdiction other than the jurisdictions set forth on Schedule 5.1(b). Target has delivered to the Company complete and correct copies of the Certificate of Incorporation, By-laws and minute books, each as currently in effect, of each of the Acquired Companies.

   5.2 Capitalization. (a) Schedule 5.2 sets forth the authorized, outstanding and treasury capital stock of each Acquired Company. Except as set forth on Schedule 5.2, there are no shares of Target Common Stock or other equity securities of any Acquired Company issued, reserved for issuance or outstanding and no outstanding options, warrants, convertible or exchangeable securities, subscriptions, rights (including any preemptive rights), stock appreciation rights, calls or commitments of any character whatsoever to which such Acquired Company is a party or may be bound requiring the issuance or sale of shares of any capital stock of such Acquired Company, and there are no contracts or other agreements by which any Acquired Company is or may become bound to issue additional shares of capital stock or any options, warrants, convertible or exchangeable securities, subscriptions, rights (including any preemptive rights), stock appreciation rights, calls or commitments of any character whatsoever relating to such shares.

               (b) All of the issued and outstanding shares of capital stock of each Acquired Company have been duly authorized and validly issued and are fully paid and non-assessable.

   5.3  Subsidiaries.  Each Target Subsidiary is listed on
Schedule 5.3(a). The outstanding shares of capital stock of each of the Target Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and are owned by Target, directly, free and clear of any lien, charge, encumbrance or other security interest other than such liens, charges, encumbrances or other security interests set forth in Schedule 5.3(b).

   5.4  Binding Obligation.  This Agreement and the other agreements being entered into herewith have been duly authorized and approved by the board of directors of Target and the requisite number of stockholders of Target by consent in lieu of a meeting and have been duly executed and delivered by Target and, assuming that this Agreement and such other agreements constitute valid and binding obligations of the Company and Subsidiary, this Agreement and such other agreements constitute the legal, valid and binding obligations of Target, enforceable against Target in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by: (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors' rights and remedies; and (ii) general principles of equity, including, without limitation, principles of reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in equity or at law).

   5.5 No Defaults or Conflicts. The execution and delivery of this Agreement by Target and performance by Target of its obligations hereunder and thereunder (i) do not and, as of the Effective Time, will not result in any violation of the certificate of incorporation or by-laws of any Acquired Company; and (ii) as of the Effective Time, will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any Acquired Company under: (A) any indenture, mortgage or loan agreement or any other agreement or instrument to which any Acquired Company is a party or by which any Acquired Company may be bound or to which any of the properties of any Acquired Company may be subject; or (B) any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over any Acquired Company or any of the properties of any Acquired Company, other than such consents, approvals, authorizations, filings or notices as are set forth in Schedule 5.5.

   5.6 No Governmental Authorization or Consent Required. Except for the filing of the certificate of merger as contemplated by Section 2.2(a) and as set forth in Schedule 5.6, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required to be obtained or made by any Acquired Company in connection with the due execution and delivery by Target of this Agreement and the consummation by Target of the transactions contemplated hereby.

   5.7 Title to Properties; Liens. (a) Each of the Acquired Companies has good, sufficient and legal title to all its respective properties and assets (except that this representation shall not apply to Real Property, which is addressed in Section 5.8), free and clear of any Lien or encumbrances, except for (a) Liens specifically described in the Financial Statements; (b) properties disposed of, or subject to purchase and sales orders, in the ordinary course of business since the Balance Sheet Date; (c) Liens securing Taxes, assessments, governmental charges or levies, or the claims of materialmen, carriers, landlords and like persons, all of which are not yet due and payable or are being contested in good faith by appropriate proceedings, so long as such contest does not involve any substantial risk of the sale, forfeiture or loss of any material assets; and (d) Liens set forth in Schedule 5.7 (the Liens described in the foregoing clauses (a) through (d) being collectively referred to herein as "Permitted Encumbrances"). Except for Permitted Encumbrances, all such properties and assets are free and clear of liens or encumbrances of any kind.
               (b) The inventories of the Acquired Companies located in the United States and reflected on the Financial Statement net of appropriate reserves under GAAP are of a quality and quantity consistent with the historical practices of such Acquired Companies, are in good and marketable condition, and are reasonably saleable in the ordinary course of business of the Acquired Companies.
               (c) The assets of the Acquired Companies include all of the assets and services necessary, in all material respects, for the conduct by the Acquired Companies of their business currently and through the Effective Date as contemplated herein.

          5.8 Real Estate. (a) An Acquired Company, as indicated upon Schedule 5.8(a), is the owner of good and insurable fee title to the land described on
Schedule 5.8(a) and to all of the buildings, structures and other improvements located thereon (collectively, the "Owned Real Property") free and clear of all Liens, restrictive covenants, encroachments or other defects ("Title Defects") except for the matters listed on Schedule 5.8(a) and non-monetary encumbrances of a minor nature that do not individually or in the aggregate interfere in any material respect with, or materially increase the cost of, the use, occupancy or operation of the applicable parcel of Owned Real Property as currently used, occupied and operated. The Owned Real Property constitutes all of the real property owned by the Acquired Companies.

               (b) Schedule 5.8(b) is a true, correct and complete schedule of all leases, subleases, licenses and other agreements (collectively, the "Leases") under which any of the Acquired Companies uses or occupies or has the right to use or occupy, now or in the future, any real property that is not Owned Real Property (the land, buildings and other improvements covered by the Real Property Leases being herein referred to as the "Leased Real Property"). Target has heretofore delivered to, or has caused the relevant Target Subsidiary to deliver to, the Company true, correct and complete copies of all Leases (including all modifications, amendments and supplements thereto). Each Lease is valid, binding and in full force and effect, all rent and other sums and charges payable by the relevant Acquired Company as tenant thereunder are current, no notice of default or termination under any Lease is outstanding, and no termination event or condition or uncured default on the part of the relevant Acquired Company or, to the knowledge of Target and the relevant Target

Subsidiary, the applicable landlord, exists under any Lease. Except as set forth on Schedule 5.8(b), each Acquired Company holds the leasehold estate and interest in its Leases free and clear of all Liens.

               (c) All of the land, buildings, structures and other improvements used by the Acquired Companies in the conduct of their businesses are included in the Owned Real Property and the Leased Real Property. The Leased Real Property and the Owned Real Property are hereinafter collectively referred to as the "Real Property." No person or entity other than the Acquired Companies has any right to the possession, use, occupancy or enjoyment of the Real Property or any portion thereof.

               (d) To the Target's knowledge, all material components of all buildings, structures, fixtures and other improvements in, on or within the Real Property (the "Improvements"), including to the roofs, structural elements and the building systems and facilities thereof, utilities serving the Real Property are in generally good operating condition and repair, subject to continued repair and replacement in accordance with past practice.

               (e) None of the Acquired Companies has received notice of, and, to the knowledge of Target and the relevant Target Subsidiary, there is not any pending, threatened or contemplated condemnation proceeding affecting the Real Property or any part thereof, and no sale or other disposition of the Real Property or any part thereof in lieu of condemnation.

               (f) No portion of the Real Property has suffered any material damage by fire or other casualty which has not heretofore been completely repaired and restored. No portion of the Real Property is located in a special flood hazard area as designated by Governmental Authority.

          5.9 Know-How, Trademarks, Patents, Copyrights, Etc. Schedule 5.9 sets forth all patents, patent licenses, trademarks, service marks, trade names, copyrights, franchises, all applications for any of the foregoing, and all permits, grants and licenses or other rights running to or from the Acquired Companies relating to any of the foregoing which are owned by the Acquired Companies or used in the business of the Acquired Companies. Each of the Acquired Companies owns, possesses or licenses adequate patents, patent licenses, trademarks, service marks, copyrights, franchises and trade names necessary to carry on its business as presently conducted. Except as set forth on Schedule 5.9, none of the Acquired Companies has received any notice of infringement of or conflict with asserted rights of others with respect to any inventions, processes, know-how, formulas, trade secrets, patents, trademarks, trade names, brand names and copyrights that are owned or used by, or licensed to, any Acquired Company. To the knowledge of Target, except as set forth on
Schedule 5.9, none of the Acquired Companies is infringing or has infringed any patent, trademark, service mark, trade name, copyright or franchise rights of any third person or is using or has used without authorization any trade secret process or confidential information of any third party. The patents, patent licenses, trademarks, service marks, trade names, copyrights, licenses of the foregoing and franchises set forth on Schedule 5.9 represent all of the patents, patent licenses, trademarks, service marks, trade names, copyrights, licenses of the foregoing and franchises used by, or necessary to the operation of the businesses of, the Acquired Companies, as currently conducted and are freely transferable thereby.

          5.10 Financial Statements. (a) The consolidated balance sheets included in the Financial Statements (copies of which have been provided to the Company) present fairly the consolidated financial position of the Acquired Companies as of their respective dates, and the other related statements included in the Financial Statements present fairly the results of their consolidated operations and cash flows for the years indicated, in each case in accordance with GAAP applied on a consistent basis, with only such deviations from such accounting principles and/or their consistent application as are referred to in the notes to the Financial Statements and subject, in the case of the unaudited interim statements, to the absence of footnotes and to normal recurring audit adjustments, which are not individually or in the aggregate material.

               (b) All of the receivables reflected in the Financial Statements were generated in the ordinary course of business of the relevant Acquired Company consistent with past practice and, except for reserves and appropriate trade provisions therein reflected (which reserves and trade provisions are adequate), constitute valid, undisputed claims of the relevant Acquired Company in the amounts reflected therein, not subject to valid claims of set-off or counterclaim other than normal cash discounts accrued in the ordinary course of business consistent with past practice.

          5.11 Absence of Certain Changes or Events. Since the Balance Sheet Date, except as set forth in Schedule 5.11 and except for the transactions contemplated by this Agreement, there has not been: (a) any change, occurrence or event which (individually or together with other changes, occurrences and events) has had or is likely to have a Material Adverse Effect; (b) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the outstanding capital stock of any Acquired Company or any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock; (c) any split, combination or reclassification of any of the outstanding capital stock of Target or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the outstanding capital stock of Target other than by reason of exercise of options granted and existing as of the Balance Sheet Date; (d) any issuance or sale of Target Common Stock or any right to acquire Target Common Stock by Target or any authorization for such action or any issuance or grant of any options or warrants; (e) any change in accounting methods, principles or practices by any Acquired Company affecting its assets, liabilities or businesses, except insofar as may have been required by a change in GAAP; (f) any adoption of a plan of liquidation or resolutions providing for the liquidation, dissolution, merger, consolidation or other reorganization of any Acquired Company (other than as contemplated by this Agreement); (g) any material adverse change in the business policies of any Acquired Company, including, without limitation, advertising, marketing, pricing, purchasing, personnel, sales, returns, budget or product acquisition policies; (h) any agreement relating to, or the occurrence of any wage or salary increase or bonus, or increase in any other direct or indirect compensation or benefits (including any severance or termination payment) for or to any officers, directors, employees, consultants or agents of any Acquired Company or any accrual for or contract or other agreement to make or pay the same except in the ordinary course of business, in a manner consistent with past practice; (i) any loan or advance made to any officers, directors, employees, consultants, agents or other representatives of any Acquired Company (other than travel advances made in the ordinary course of business in a manner consistent with past practice) or any other loan or advance except in the ordinary course of business in a manner consistent with past practice; (j) except for any acquisition of tangible property acquired in the ordinary course of business in a manner consistent with past practice, any acquisition of all or any part of the assets, properties, capital stock or business of any other person; (k) any action by Target that is outside the ordinary course of business or in a manner inconsistent with past practice, (l) any actions by Target outside of the ordinary course of business which would affect the cash position of Target, including (i) any failure to make scheduled capital expenditures substantially in accordance with its ordinary course and customary practice; (ii) any failure to pay trade payables or other liabilities when due, (iii) any discounting or other actions designed to accelerate the payment of accounts receivable or (iv) any use of cash to prepay Indebtedness, otherwise than in the ordinary course of business, (m) any material change in the method of computation of the prices charged for the products manufactured by or on behalf of any of the Acquired Companies that bear a trademark owned by any of the Acquired Companies (each a "Branded Product") or change in the credit practices of any of the Acquired Companies, except changes in the ordinary course of business consistent with past practice, (n) any material damage, destruction or loss, whether or not covered by insurance, to any material assets of any Acquired Company, (o) any cancellation, compromise, waiver or release of any right or claim (or series of rights or claims) by any Acquired Company except such as would not have a Material Adverse Effect, (p) any grant by any Acquired Company of any material license or sublicense of any rights under or with respect to any of its intangible property not in the ordinary course of business or (q) any agreement to do any of the foregoing.

          5.12 Contracts. Schedule 5.12 lists or describes, and the Company has been furnished copies of, all material contracts or arrangements to which any Acquired Company is a party or to which its assets, property or business are bound or subject as of the date hereof which (a) obligate such Acquired Company to pay more than $50,000 in any year, or entitle such Acquired Company to receive more than $50,000 in any year; (b) are financing documents, loan agreements, security agreements, or agreements providing for the guarantee of the obligations of any party (other than any Acquired Company); (c) are distributorship, sales agency or representative, marketing or other agreements providing for the distribution of products of such Acquired Company; (d) are contracts with any person for the manufacture of any products of such Acquired Company; (e) are contracts containing covenants of any of the Acquired Companies not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with any Acquired Company in any line of business or in any geographical area; (f) are contracts or other agreements with any current or former officer, director, employee, consultant, agent or shareholder; (g) are contracts or other agreements with any labor union or association relating to any current or former employee; (h) are patent, trademark, service mark, trade name, copyright or franchise licenses, royalty agreements or similar contracts or other agreements; (i) are management agreements; (j) are contracts or other agreements for the grant to any person of any preferential rights to purchase any of the Acquired Companies' assets, properties or business; (k) are joint venture contracts or other agreements of a similar nature; (l) are contracts or other agreements under which any Acquired Company has guaranteed the obligations of any person; (m) are contracts or other agreements under which any Acquired Company agrees to indemnify any person or to share Tax liability with any person; (n) are contracts or other agreements relating to the acquisition by any Acquired Company of any operating business or the capital stock of any person; or (o) are contracts or other agreements for the payment of fees or other consideration to any officer or director of any Acquired Company or any other entity in which any of the foregoing has an interest; Schedule 5.12 lists or describes any other material contract or other agreement, whether or not made in the ordinary course of business. With respect to all such contracts, none of the Acquired Companies nor, to Target's or the relevant Target Subsidiary's knowledge, any other party to any such contract is in breach thereof or default thereunder and there does not exist under any thereof any event which, with the giving of notice or the lapse of time, would constitute such a breach or default, except for such breaches, defaults and events as to which requisite waivers or consents have been obtained or which would not, in the aggregate, have a Material Adverse Effect.

          5.13 Litigation. Except as set forth in Schedule 5.13, there are no outstanding judgments, rulings, orders, writs, injunctions, awards or decrees of any court or any foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority or arbitrator against or involving any Acquired Company. Except as set forth on
Schedule 5.13, as of the date
hereof, none of the Acquired Companies is a party to, or to the knowledge of Target threatened with, any litigation or judicial, governmental, regulatory, administrative or arbitration proceeding which, if decided adversely to any such Acquired Company, could individually or in the aggregate have a material adverse effect upon the transactions contemplated hereby or that could be reasonably likely to have a Material Adverse Effect on any of the Acquired Companies.

          5.14 Taxes.  All the representations and warranties set forth in this
Section 5.14 are qualified by Schedule 5.14. All United States federal income Tax Returns of or with respect to each of the Acquired Companies required by law to be filed have been timely filed, all such Tax Returns are true and complete and all Taxes shown on such returns have been timely paid; all other Tax Returns of or with respect to each of the Acquired Companies required to be filed pursuant to applicable federal, foreign, state, local or other law have been filed, except insofar as the failure to file such Tax Returns would not reasonably be expected to have a Material Adverse Effect, all such Tax Returns are true and complete and all Taxes shown on such Tax Returns and all other Taxes due, or claimed to be due whether by proposed assessment or otherwise, by any taxing authority have been timely paid except for Taxes which are being contested in good faith by proper proceedings with adequate reserves having been taken in accordance with GAAP; and the charges, accruals and reserves on the books of the Acquired Companies in respect of any liability for Taxes based on or measured by net income for any years not finally determined or with respect to which the applicable statute of limitations has not expired are believed to be adequate to satisfy any assessment for such Taxes for any such years, except to the extent of any inadequacy that would not have a Material Adverse Effect. None of the Acquired Companies has any liability for taxes of any person or entity other than the Acquired Companies. The unused "net operating losses" (as defined in Section 172 of the Code or similar provisions of state or local law) of each of the Acquired Companies are set forth for each taxable year on Schedule 5.14 and the utilization of such net operating losses are not subject to any limitations under Section 382 and 384 of the Code except as set forth in Schedule 5.14.
Schedule 5.14 sets forth any "separate return year" limitations (as defined in the Treasury Regulations under Section 1502 of the Code) upon the unused net operating losses of each of the Acquired Companies. With respect to any period for which Tax Returns have not yet been filed, or with respect to which Taxes are not yet due or owing, the Acquired Companies have made due and sufficient current accruals for such Taxes in accordance with GAAP. Each of the Acquired Companies has made all required estimated Tax payments sufficient to avoid any underpayment penalties. The Tax Returns of each of the Acquired Companies and of each affiliated, consolidated, combined or unitary group of which any Acquired Company is or has been a member have not been audited (or if audited have subsequently been closed by the application of the statute of limitations) or examined by the IRS. There are no outstanding agreements, waivers or arrangements extending the statutory period of limitations applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to any Acquired Company for any taxable period. No closing agreement pursuant to Section 7121 of the Code (or any predecessor provision) or any similar provision of any state, local or foreign law has been entered into by or with respect to any Acquired Company. No audit or other proceeding by any court, governmental or regulatory authority or similar authority is pending or threatened with respect to any Taxes due from any Acquired Company. No assessment of Tax is proposed against any Acquired
Company or any of its properties or assets.  No consent to the application of
Section 341(f)(2) of the Code (or any predecessor provision) has been made or filed by or with respect to any Acquired Company or any of its properties or assets. None of the assets of any Acquired Company is an asset or property that is or will be required to be treated as being (i) owned by any person (other than Target or a Target Subsidiaries) pursuant to the provisions of
Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately before the enactment of the Tax Reform Act of 1986 or (ii) tax-exempt use property within the meaning of Section 168(h)(1) of the Code. None of the Acquired Companies has agreed to or is required to make any adjustment pursuant to Section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method of such Acquired Company, there is no application pending with any taxing authority requesting permission for any such change in any accounting method of any Acquired
Company and the IRS has not proposed any such adjustment or change in accounting method. None of the Acquired Companies has been or is in violation (or with notice or lapse of time or both, would be in violation) of any applicable law relating to the payment or withholding of Taxes, the result of which violation has or may reasonably be expected to have a Material Adverse Effect. Each of the Acquired Companies has duly and timely withheld from employee salaries, wages and other compensation and paid over to the appropriate taxing authorities all material amounts required to be so withheld and paid over for all periods under all applicable laws. Except as disclosed on Schedule 5.14, none of the Acquired Companies is a party to, is bound by, or has any obligation under, any Tax sharing agreement or similar contract. There is no contract, agreement, plan or arrangement covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by any Acquired Company by reason of Section 280G of the Code. None of the Acquired Companies has been a United States real property holding corporation within the meaning of
Section 897(c)(2) of the Code during the applicable period specified in
Section 897(c)(1)(A)(ii) of the Code.

          5.15 Permits. Each of the Acquired Companies has in full force and effect all material federal, state, local and foreign governmental approvals, consents, authorizations, certificates, filings, franchises, licenses, notices, permits and rights (collectively, "Permits") necessary to conduct its business as presently conducted the lack of which could be reasonably likely to have a Material Adverse Effect. There has occurred no default under any Permit that could be reasonably likely to have a Material Adverse Effect on any Acquired Company. There are no proceedings relating to the suspension, revocation or modification of any Permit in which an adverse determination could be reasonably likely to have a Material Adverse Effect on any Acquired Company.

          5.16 Employment Matters. Schedule 5.16 lists or describes, and the Company has been furnished access to, all material employment, severance, consulting or similar contracts to which any Acquired Company is a party or by which any of them is bound, and, with respect to all such contracts, none of the Acquired Companies is in material breach thereof or material default thereunder and there does not exist under any thereof any event which, with the giving of notice or the lapse of time, would constitute such a breach or default by any Acquired Company. There are not in existence any (a) grievance or arbitration proceedings arising out of agreements to which any Acquired Company is a party, or (b) unfair labor practice complaints against any Acquired Company. Except as set forth on
Schedule 5.16, none of the Acquired Companies is a party to any collective bargaining agreement and no work stoppage, strike or similar activity is in effect or threatened.

          5.17 Employee Benefit Plans. (a) Schedule 5.17 contains a true and complete list of each "employee benefit plan" (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, without limitation, multiemployer plans within the meaning of ERISA section 3(37)), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise), whether formal or informal, oral or written, legally binding or not, under which any employee or former employee of the Target or Target Subsidiaries has any present or future right to benefits or under which the Target or Target Subsidiaries has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Target Plans".

               (b) With respect to each Target Plan, Target has delivered to the Buyer a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (i) any related trust agreement or other funding instrument; (ii) the most recent determination letter, if applicable; (iii) any summary plan description and other written communications (or a description of any oral communications) by the Target or Target Subsidiaries to their employees concerning the extent of the benefits provided under a Target Plan; and (iv) for the most recent year (A) the Form 5500 and attached schedules, (B) audited financial statements, (C) actuarial valuation reports and (D) attorney's response to an auditor's request for information.

               (c)(i) To the extent material, each Target Plan has been established and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations; (ii) to the extent material, each Target Plan which is intended to be qualified within the meaning of Code section 401(a) is so qualified and has received a favorable determination letter as to its qualification, and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification;
(iii) no event has occurred and no condition exists that would subject the Target or Target Subsidiaries, either directly or by reason of their affiliation with any member of their "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Code sections 414(b), (c), (m) or (o)), to any tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable laws, rules and regulations; (iv) for each Target Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form since the date thereof; (v) no

Target Plan has entered into or proposes entering into any "prohibited transaction" (as such term is defined in ERISA section 406 and Code section
4975); and (vi) no Target Plan is subject to Title IV of ERISA, ERISA section 302 or Code section 412 (including, without limitation, a multiemployer plan within the meaning of section 4001(a)(3) of ERISA).

               (d) With respect to any Target Plan, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or threatened, (ii) no facts or circumstances exist that could give rise to any such actions, suits or claims, and (iii) no written or oral communication has been received from the PBGC in respect of any Target Plan subject to Title IV of ERISA concerning the funded status of any such plan or any transfer of assets and liabilities from any such plan in connection with the transactions contemplated herein.

          5.18 Brokers. Other than PaineWebber Incorporated and other than as previously disclosed to the Company, no broker, finder or similar intermediary has acted for or on behalf of Target in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with Target or any action taken by it.

          5.19 Environmental Compliances.  Except as set forth in Schedule 5.19,
(i) each Acquired Company is in compliance in all material respects with all applicable Environmental Laws; (ii) each of the Acquired Companies has all material permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance in all material respects with their respective requirements;

(iii) to the knowledge of Target, there are no pending or threatened Environmental Claims against any Acquired Company; and (iv) under applicable Environmental Laws, to the knowledge of Target there are no circumstances with respect to any property or operations of any Acquired Company that are reasonably likely to form the basis of an Environmental Claim against such Acquired Company.

          5.20 Employee Relations. To the knowledge of Target, the employer-employee relations of each Acquired Company are satisfactory in all material respects. The employment practices of each Acquired Company have complied in all materials respects with all applicable plant closing and anti-discrimination laws including, without limitation, the Workers Adjustment and Retraining Notification Act, the Age Discrimination in Employment Act and the Americans with Disabilities Act and any similar state laws.

          5.21 Liabilities. Except as set forth on Schedule 5.21 or as otherwise expressly disclosed in this Agreement or the Schedules or as fully and adequately reflected or reserved against on the Balance Sheet (less Liabilities that have been discharged in the ordinary course of business since the Balance Sheet Date), Target does not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, subordinated or unsubordinated, matured or unmatured, accrued, absolute, contingent or otherwise, including, without limitation, liabilities on account of Taxes, other governmental, regulatory or administrative charges or lawsuits brought, of a kind required by GAAP to be set forth on a financial statement (collectively, "Liabilities"). Except as specifically noted on Schedule 5.21, all Liabilities were incurred in the ordinary course of business. Except as set forth on Schedule 5.21, Target has not incurred any Liabilities since the Balance Sheet Date except in the ordinary course of business and for the Acquired Companies' Transaction Expenses. Target has no knowledge of any circumstances, conditions, events or arrangements which may hereafter give rise to any Liabilities, individually or in the aggregate, material to the Acquired Companies, except in the ordinary course of business.

          5.22 Suppliers and Customers. Schedule 5.22 lists the ten largest suppliers and the ten largest customers of the Acquired Companies (by dollar) and their dollar values of sales or purchases, as the case may be, for the period since the Balance Sheet Date. The relationships of the Acquired Companies with their respective suppliers and customers are generally good commercial working relationships, and none of the suppliers or customers listed on Schedule 5.22 has canceled or otherwise terminated, or threatened to cancel or otherwise terminate, its relationship with any Acquired Company or has during the last twelve (12) months materially decreased or limited or threatened to materially decrease or limit, its business with the relevant Acquired Company, and no Acquired Company has received notice that any such supplier or customer intends to cancel or otherwise modify its relationship with any Acquired Company or to decrease or limit materially its services, supplies or materials to any Acquired Company or its purchase of the products of any Acquired Company. To the knowledge of Target, the transactions contemplated by this Agreement will not cause a material and adverse effect upon the relationship of any Acquired Company with any of the suppliers or customers listed on Schedule 5.22.

          5.23 Insurance. Schedule 5.23 sets forth all policies or binders of fire, liability, workmen's compensation, vehicular or other insurance held by or on behalf of any of the Acquired Companies (specifying the insurer, the policy number or covering note number with respect to binders, and describing each pending claim thereunder of more than $50,000, setting forth the aggregate amounts paid out under each such policy since April 1, 1996 through the date hereof and the aggregate limit of any of the insurer's liability thereunder).
To the knowledge of the Target, such policies are valid and binding in accordance with their terms and are in full force and effect and insure against risks and liabilities customary for the business in which the relevant Acquired Company is engaged. None of the Acquired Companies is in default with respect to any provision contained in any such policy or binder or has failed to give any notice or present any claim under any such policy or binder in due and timely fashion. Except as disclosed on Schedule 5.23, there are no outstanding unpaid claims under any such policy or binder. None of the Acquired Companies has received a notice of cancellation or non-renewal of any such policy or binder and no facts exist which might form the basis for termination of any such insurance other than for delinquencies which have been cured or for policies replaced with other policies. Each of the Acquired Companies has or will make provision for, insurance coverage consistent with current practices through the Effective Date. Each of the Acquired Companies paid or will pay all premiums due and payable for periods prior to the Effective Date with respect to insurance policies set forth on Schedule 5.23.

          5.24 Transactions with Affiliates.  Except as set forth in Schedule
5.24 and transactions among the Acquired Companies, (a) none of the Acquired Companies has engaged in any transaction with any stockholder, director or executive officer of any Acquired Company (or any affiliate thereof) and (b) none of the Acquired Companies is a party to or bound by any lease, purchase contract or other agreement with any stockholder, director or executive officer of any Acquired Company (or any affiliate of any of the foregoing).

          5.25 Full Disclosure. All documents and other papers identified herein or listed in the Schedules attached hereto and delivered by or on behalf of the Acquired Companies to the Company and Subsidiary in connection with this Agreement and the transactions contemplated hereby are true, complete and authentic copies thereof. The representations and warranties of Target in this Agreement taken together with the attached Schedules and with all of the documents and other papers expressly identified herein or listed in such Schedules, taken as a whole, do not, to the knowledge of Target, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made not false or misleading.

          5.26 Solvency. The aggregate value of all of the assets of all of the Acquired Companies on a consolidated basis, at a fair valuation, exceeds the total liabilities of all of the Acquired Companies on a consolidated basis (including contingent, subordinated, unmatured and unliquidated liabilities). Each of the Acquired Companies has the ability to pay its debts as they mature and does not have unreasonably small capital with which to conduct its business. For purposes of this Section 5.26, the "fair valuation" of such assets shall be determined on the basis of that amount which may be realized within a reasonable time, in any manner through realization of the value of or dispositions of such assets at the regular market value, conceiving the latter as the amount which could be obtained for the assets in question within such period by a capable and diligent business person from an interested buyer who is willing to purchase under ordinary selling conditions.


                                      ARTICLE 6

                            REPRESENTATIONS AND WARRANTIES
                             OF THE PRINCIPAL STOCKHOLDER

          The Principal Stockholder represents and warrants to the Company and Subsidiary as follows:

          6.1 Full Disclosure. All documents and other papers identified herein or listed in the Schedules attached hereto and delivered by or on behalf of the Acquired Companies to the Company and Subsidiary in connection with this Agreement and the transactions contemplated hereby are true, complete and authentic copies thereof. The representations and warranties of Target in this Agreement taken together with the attached Schedules and with all of the documents and other papers expressly identified herein or listed in such Schedules, taken as a whole, do not, to the Knowledge of the Target, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made not false or misleading.

          6.2 Indebtedness. Except as set forth in a certificate of the Principal Stockholder delivered to the Company on the Effective Date, there is no "Indebtedness" (as defined in Section 1.1) with respect to any of the Acquired Companies.

          6.3 Capitalization. The representation and warranty of Target contained in Section 5.2 is true and correct.

                                     ARTICLE 7
                           REPRESENTATIONS AND WARRANTIES
                      OF THE COMPANY AND SUBSIDIARY TO TARGET

          The Company and Subsidiary represent and warrant to Target as follows:

          7.1 Organization; Standing and Power. Each of the Company and Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify would not have a Material Adverse Effect.

          7.2 Articles of Incorporation and By-Laws. The Company has heretofore made available to Target a complete and correct copy of its and Subsidiary's Articles of Incorporation and By-Laws, each as amended to date. Such Articles of Incorporation and By-Laws are in full force and effect. The Company is not in violation of any provision of its Articles of Incorporation or By-Laws, except for such violations that would not, individually or in the aggregate, have a Material Adverse Effect.

          7.3 Capital Structure. As of the date hereof, the authorized capital stock of the Company consists of 100,000,000 shares of the Company Common Stock. As of the close of business on December 12, 1997, (i) 50,931,559 shares of the

Company Common Stock were outstanding, 2,985,764 shares of Common Stock were reserved for issuance pursuant to the 1994 Stock Option Plan (the "Stock Plan") and (ii) no shares of Company Common Stock were held by the Company in its treasury. All outstanding shares of the Company Common Stock are, and the shares of Company Common Stock to be issued pursuant to or as specifically contemplated by this Agreement will be, validly issued, fully paid and nonassessable and not subject to preemptive rights. As of the date of this Agreement, except for this Agreement and shares of the Company Common Stock available for issuance under the Stock Plan, there are no options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Except as disclosed in the Company SEC Documents (as defined below), as of the date hereof, the Company is not party to any agreement relating to the voting of shares of Company Common Stock, to any voting trust with respect to Company Common Stock or to any agreement granting any other party registration rights with respect to shares of Company Common Stock. As of the date hereof, the authorized capital stock of Subsidiary consists of 1,000 shares of Subsidiary Common Stock, par value $.01 per share, all of which are validly issued, fully paid and nonassessable and are owned by the Company.

          7.4 Authority. The Company and Subsidiary have all requisite corporate power to enter into this Agreement and the other agreements being entered into in connection herewith and, subject to compliance with the DGCL, to perform their obligations hereunder and thereunder to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and such other agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Company and Subsidiary and no other corporate proceedings on the part of the Company and Subsidiary are necessary to authorize this Agreement or such other agreements or to consummate the transactions contemplated hereby and thereby, other than the filing and recordation of appropriate merger documents as required by the DGCL. Each of this Agreement and such other agreements has been or will be duly and validly executed and delivered by the Company and Subsidiary and, assuming that this Agreement and such other agreements constitute valid and binding obligations of Target and the Principal Stockholder, this Agreement and such other agreements constitute or will constitute valid and binding obligations of the Company and Subsidiary enforceable in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by: (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors' rights and remedies; and (ii) general principles of equity, including, without limitation, principles of reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in equity or at law). Assuming that all filings, authorizations, consents and stockholder approvals have been duly made or obtained as expressly provided herein, the execution and delivery of this Agreement do not, and the execution and delivery of such other agreements will not, and the consummation of the transactions contemplated hereby and thereby will not, result in any violation pursuant to any provision of the Certificate of Incorporation or By-laws of the Company and Subsidiary or, except (i) as contemplated by the next sentence hereof and
(ii) for certain consents that may be required from the Company's senior, secured lenders, (which consents, if required, will be obtained prior to the Effective Date) result in any violation of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, Subsidiary or their respective properties or assets, which violation would, individually or in the aggregate with any other violations, have a Material Adverse Effect. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to the Company and Subsidiary in connection with the execution and delivery of this Agreement and the other agreements being entered into in connection herewith by the Company and Subsidiary or the consummation by the Company and Subsidiary of the transactions contemplated hereby and thereby, the failure to obtain which, individually or in the aggregate with any other such failures, would have a Material Adverse Effect, except for (i) the premerger notification requirements applicable to the Company under the HSR Act, and (ii) the filing of the Certificate of Merger with the Secretary of State of the state of Delaware and appropriate documents with the relevant authorities of other states in which Target is qualified to do business.

          7.5 SEC Documents; Financial Statements. Schedule 7.5 lists each report, schedule, registration statement and definitive proxy statement filed by the

Company with the SEC since December 31, 1996 (as such documents have since the time of their filing been amended, the "Company SEC Documents"), which include all the documents (other than preliminary material) that the Company was required to file with the SEC since such date. The Company has made available to Target a true and complete copy of each of such Company SEC Documents. As of their respective dates, the Company SEC Documents and any forms, reports and other documents filed with the SEC by the Company after the date of this Agreement complied or will comply in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents contained, or will contain at the time they are filed or amended, any untrue statement of a material fact or omitted, or will omit at the time they are filed or amended, to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments, which were not individually or in the aggregate material) in all material respects the financial position of the Company as at the dates thereof and the results of its operations and cash flows for the periods then ended.

          7.6 Compliance with Applicable Laws. The Company holds all permits, licenses, variances, certificates of occupancy, exemptions, orders and approvals of all Governmental Authorities, which are material to the operation of the business of the Company (the "Company Permits"). The Company is in compliance with the terms of the Company Permits, except where any such failure so to comply, individually or in the aggregate with any other such failures, would not have a Material Adverse Effect. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement, the business of the Company is not being conducted in violation of any law, ordinance or regulation of any Governmental Authority, except for violations, which individually or in the aggregate with other violations, would not have a Material Adverse Effect. As of the date of this Agreement, no investigation or review by any Governmental Authority with respect to the Company which would result in a Material Adverse Effect is pending or, to the knowledge of the Company, threatened.

          7.7 Litigation. As of the date of this Agreement, except as disclosed in the Company SEC Documents filed prior to the date of this Agreement, there is no claim pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties, which, individually or in the aggregate with any other such claims, would have a Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Authority or arbitrator outstanding against the Company, which, individually or in the aggregate with any other such judgments, orders, decrees, injunctions, rules or orders, would have a Material Adverse Effect.

          7.8 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement or in the audited balance sheets of the Company and the related consolidated statements of income, shareholders' equity and cash flows as of and for the period ended December 31, 1996 (the "Company 1996 Financial Statements"), true and correct copies of which are included in the Company SEC Documents, or except as contemplated by this Agreement, since the date of the Company 1996 Financial Statements, there has not been (i) any damage, destruction or loss, whether covered by insurance or not, which has, or insofar as reasonably can be foreseen in the future is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect; (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock; or (iii) any change, occurrence or event which (individually or together with other changes, occurrences and events) has had or is reasonably likely to have a Material Adverse Effect.

          7.9 Full Disclosure. All documents and other papers identified herein or listed on the Schedules attached hereto and delivered by or on behalf of the Company or Subsidiary to Target in connection with this Agreement and the transactions contemplated hereby are true, complete and authentic copies thereof. The representations and warranties of the Company and Subsidiary in this Agreement taken together with the attached Schedules and with all of the documents and other papers expressly identified herein or listed in such Schedules, taken as a whole, do not, to the knowledge of the Company or Subsidiary, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made not false or misleading.

          7.10 Financing Commitments. The Company has delivered to Target true and complete copies of written commitments of third parties to provide the Company and Subsidiary with financing in an amount sufficient to effectuate the transactions contemplated hereby.

          7.11 Brokers. Other than Donaldson, Lufkin & Jenrette Securities Corporation, no broker, finder or similar intermediary has acted for or on behalf of the Company or Subsidiary in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with the Company or Subsidiary or any action taken by it.

          7.12 Certain Actions. The Company has no present plan or intention to sell or otherwise transfer or dispose of any of the stock or assets of Target following the Merger, except for dispositions made in the ordinary course of business. The Company has no present plan or intention to reacquire any of its stock issued in the Merger. Following the Effective Time, the Company has no present plan or intention to cause Target no longer to continue (a) the historic business of Target or (b) to use a significant portion of Target's historic business assets in a business.

          7.13 Solvency. As of the date hereof and, after giving effect to the Merger and assuming the representations and warranties of Target contained in this Agreement are true and correct as of the Effective Date, as of the Effective Date (a) the aggregate value of all of the assets of the Company and its subsidiaries on a consolidated basis, at a fair valuation, do and will exceed the total liabilities of the Company and its subsidiaries on a consolidated basis (including contingent, subordinated, unmatured and unliquidated liabilities), (b) the Company has and will have the ability to pay its debts as they mature and does not and will not have unreasonably small capital with which to conduct its business. For purposes of this
Section 7.13, the "fair valuation" of such assets shall be determined on the basis of that amount which may be realized within a reasonable time, in any manner through realization of the value of or dispositions of such assets at the regular market value, conceiving the latter as the amount which could be obtained for the assets in question within such period by a capable and diligent business person from an interested buyer who is willing to purchase under ordinary selling conditions.


                                     ARTICLE 8

                       REPRESENTATIONS AND WARRANTIES OF THE
                   COMPANY AND SUBSIDIARY TO TARGET STOCKHOLDERS

          The Company and Subsidiary represent and warrant to Target for the benefit of all holders of Target Common Stock on the Effective Date as follows:

          8.1 Full Disclosure. All documents and other papers identified herein or listed on the Schedules attached hereto and delivered by or on behalf of the Company or Subsidiary to Target in connection with this Agreement and the transactions contemplated hereby are true, complete and authentic copies thereof. The representations and warranties of the Company and Subsidiary in the Agreement taken together with the attached Schedules and with all of the documents and other papers expressly identified herein or listed in such Schedules, taken as a whole, do not, to the knowledge of the Company or Subsidiary, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not false or misleading.

          8.2 Validity of Stock Consideration. The representations and warranties of the Company and Subsidiary contained in Section 7.3 are true and correct.


                                      ARTICLE 9

                                      COVENANTS

          From the date of this Agreement up to and including the Effective Time (unless this Agreement is terminated pursuant to Article 12), the parties hereto covenant and agree as follows:

          9.1 Conduct of Business of the Acquired Companies. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time,(a) the Target shall, and shall cause each Target Subsidiary to, conduct its business and operations only in the ordinary course and, without the prior written consent of the Company, the Target shall not, and shall ensure that the Target Subsidiaries do not, undertake any of the actions specified in Section 5.11 other than in the ordinary cause of business and (b) the Company shall, and shall cause each of its subsidiaries to, conduct its business and operations only in the ordinary course.

          9.2 Access to Information; Confidentiality. (a) During the period from the date of this Agreement to the Effective Time, each of Target and the Company shall, and shall cause their respective subsidiaries to, during regular business hours and upon reasonable written request, give the other party, and the other party's authorized representatives, reasonable access to all of its respective subsidiaries books, records, offices and other facilities and properties; provided however, that any such access shall not interfere with the businesses or operations of the relevant entity.

               (b) Any information provided to or obtained by the Company, Subsidiary, Target or their respective representatives pursuant to paragraph
(a) above shall be "Proprietary Information" and shall be held by the party obtaining such information and its representatives in confidence and no party shall use any of the Proprietary Information for any purpose other than evaluating the transactions contemplated hereby or disclose any of the Proprietary Information to any other party. Proprietary Information shall not include, however, information that (i) becomes generally available to the public other than as a result of a disclosure by the Company, Subsidiary, Target or representatives, (ii) was known to the party obtaining such information on a non-confidential basis prior to its disclosure pursuant to this Agreement or (iii) becomes available to the party obtaining such information on a non-confidential basis.

          9.3 Publicity. Until the earlier of the date on which this Agreement ceases to be in effect and the Effective Date, none of the parties hereto will make any public release or other public disclosure of information regarding the transactions contemplated by this Agreement, including the existence or terms of this Agreement, without the prior approval of the other parties, which approval shall not be unreasonably withheld or delayed, except as required by law or court order.

          9.4 Filings and Authorizations. Each of the Company, Subsidiary and Target, within three Business Days of the date hereof, shall (a) file or supply, or cause to be filed or supplied, all notifications and information required to be filed or supplied pursuant to the HSR Act in connection with the Merger and consummation of the other transactions contemplated hereby, and (b) request early termination of the waiting period under the HSR Act. Each of the parties hereto, as promptly as practicable, shall (i) make, or cause to be made, all such other filings and submissions under laws, rules and regulations applicable to it, or to its subsidiaries and affiliates, as may be required for it to consummate the Merger and other transactions contemplated hereby in accordance with the terms of this Agreement; (ii) use its diligent efforts to obtain, or cause to be obtained, all authorizations, approvals, consents and waivers from all persons and Governmental Authorities necessary to be obtained by it, or its subsidiaries or affiliates, in order for it so to consummate such transactions; and (iii) use its reasonable best efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order for it to fulfill its obligations hereunder. The parties hereto shall coordinate and cooperate with one another in exchanging such information and supplying such reasonable assistance as may be reasonably requested by each in connection with the foregoing.

          9.5 Notice of Events. During the period of this Agreement to the Effective Time, Target shall give prompt notice to the Company, and the Company shall give prompt notice to Target, of (i) the occurrence, or non-occurrence, of any event of which it has knowledge the occurrence, or non-occurrence, of which would be likely to result in any of the conditions specified in (x) in the case of the Company, Sections 10.1 and 10.6 or (y) in the case of Target, Sections 11.1 and 11.5 not being satisfied so as to permit the consummation of the Merger at the Effective Time; and (ii) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 9.5 shall not limit or otherwise affect the remedies available hereunder to any party.

          9.6 Further Assurances. Each of the parties hereto shall execute such documents and other papers and perform such further acts as may be reasonably required to carry out the provisions hereof and the actions contemplated hereby. Each such party shall, on or prior to the Effective Time, use its best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated hereby, including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of the transactions contemplated hereby.

          9.7 Notice to Stockholders. The Target shall give prompt notice of all action taken by consent in lieu of a meeting pursuant to Section 228(d) of the DGCL to approve the Merger.

          9.8 No Section 338 Election. Neither the Company nor any affiliate thereof shall (i) make an election under Section 338 of the Code or any similar provision of state or local law in respect of the Merger or (ii) cause any Acquired Company to engage in any transaction that could cause the Merger to be treated as a purchase or sale of the assets of any Acquired Company for federal, state, local or foreign Tax purposes.

          9.9 Affiliate Transactions. Except as consented to in writing by the Company, each of the Acquired Companies shall terminate, as of the Effective Date, all transactions with any stockholder, director or executive officer of any Acquired Company (or any affiliate thereof) and any agreement or contract in respect thereof.

          9.10 Employees.     (a)  The Company shall cause the Surviving
Corporation to extend to all employees of the Acquired Companies other than those identified on the Schedule 1.1(a) the Company's standard severance policy as heretofore delivered to the Target. For the avoidance of doubt, time spent in prior service by an employee of any Acquired Company with Target's predecessor companies, L&F Products and Reckitt & Colman, Inc., shall be included in calculating the period an employee was employed by Target and the Surviving Corporation to determine severance entitlement under such standard severance policy.

               (b) The Company agrees to cause the Surviving Corporation to pay no later than April 6, 1998, to the employees of the Acquired Companies identified on Schedule 9.10(b) to the extent such employees are employed by such Acquired Company on the Effective Date and on March 31, 1998, the amount as calculated on Schedule 9.10(b) in satisfaction of the Acquired Company's obligations under the terms of the Personal Care Group, Inc. 1996 Management Incentive Plan. The Company will assume the Acquired Company's obligations under the PCG - Fiscal Year 1998 Sales Incentive Plan.

          9.11 Indemnification of Directors and Officers. The Company and Subsidiary agree that all rights to indemnification and exculpation from liability for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors or officers of the Acquired Companies, as provided in the respective certificates of incorporation or by-laws of the Acquired Companies, shall survive the Effective Time and shall continue in full force and effect in accordance with their respective terms for a period of six years after the Effective Time; provided, that notwithstanding anything to the contrary herein or in the certificate of incorporation or by-laws of any of the Acquired Companies, in no event will the Company or Subsidiary indemnify or exculpate any current or former director or officer of any Acquired Company from liability for acts or omissions constituting fraud or wilful misconduct; and provided, further, that the Company shall be entitled to reimbursement from such director or officer, of all amounts expended by it or any of its subsidiaries in the defense of any claim against a current or former director or officer of an Acquired Company if a court of competent jurisdiction finds that such director or officer has liability for an act or omission which constituted fraud or wilful misconduct.

          9.12 Solvency Opinion. If, in connection with the Company's obtaining financing to satisfy its obligation to pay the consideration for the Merger, the Company obtains a solvency opinion, then such opinion shall also be addressed to and delivered to the Target.

                                      ARTICLE 10
                               CONDITIONS PRECEDENT TO
                      OBLIGATIONS OF THE COMPANY AND SUBSIDIARY

          The obligation of the Company and Subsidiary under this Agreement to consummate the Merger shall be subject to the satisfaction, at or prior to the Effective Time, of all of the following conditions, any one or more of which may be waived by the Company:

          10.1 Representations and Warranties Accurate. All representations and warranties of Target contained in Article 5 and all representations and warranties of the Principal Stockholder contained in Article 6 shall be true and correct on and as of the Effective Date with the same force and effect as though made on and as of the Effective Date.

          10.2 Performance. Target shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by it prior to or on the Effective Time.

          10.3 Certificates. The Company shall have received a (i) certificate, dated the Effective Date, executed by an officer of the Target to the effect that (a) the condition set forth in Section 10.2 has been satisfied and (b) that the representations and warranties of Target contained in Article 5 are true and correct on and as of the Effective Date, (ii) a certificate from the Principal Stockholder that the representations and warranties of the Principal Stockholder contained in Article 6 are true and correct on and as of the Effective Date and
(iii) the certificate contemplated by Section 6.2.

          10.4 Other Agreements. The Principal Stockholder shall have executed the Stockholders Agreement and the Registration Rights Agreement.

          10.5 Corporate Matters. The holders of not more than one percent of Target Common Stock shall have perfected appraisal rights under Section 262 of the DGCL with respect to the Merger.

          10.6 HSR Act:  Authorizations; Legal Prohibition.

               (a) With respect to the transactions contemplated hereby, all applicable waiting periods under the HSR Act shall have expired or been terminated.

               (b) The Company and Subsidiary shall have obtained all governmental authorizations, approvals, consents and waivers, the lack of which prior to the Effective Time, under any applicable law, rule or regulation, would render legally impermissible the consummation of the Merger by the Company and Subsidiary.

               (c) Target shall have obtained or made all governmental authorizations, approvals, consents, waivers and filings, the lack of which prior to the Effective Time, under any applicable law, rule or regulation, would render legally impermissible the consummation of the Merger by Target.

          10.7 No Injunction. There shall be no judgment, injunction, order or decree enjoining the Company, Subsidiary or Target from consummating the transactions contemplated by this Agreement.

          10.8 Legal Opinion. The Company shall have received a legal opinion from Target's counsel, Sullivan & Worcester LLP, covering such matters as are customarily included in legal opinions delivered in connection with transactions of the types contemplated by this Agreement, in form and substance reasonably satisfactory to the Company.

                                      ARTICLE 11
                    CONDITIONS PRECEDENT TO OBLIGATIONS OF TARGET

          The obligation of Target to consummate the Merger shall be subject to the satisfaction, at or prior to the Effective Time, of all of the following conditions, any one or more of which may be waived by Target:

          11.1 Representations and Warranties Accurate. All representations and warranties of the Company and Subsidiary contained in Articles 7 and 8 shall be true and correct on and as of the Effective Date with the same force and effect as though made on and as of the Effective Date.

          11.2 Performance by Others. The Company and Subsidiary shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by it prior to or on the Effective Date.

          11.3 Certificate. Target shall have received a certificate, dated the Effective Date, signed by an officer of the Company, to the effect that the conditions set forth in Sections 11.1 and 11.2 have been satisfied.

          11.4 Other Agreements. The Company shall have executed the Stockholders Agreement and the Registration Rights Agreements, and the individual named in Section 2.1 of the Stockholders Agreement shall have been appointed to the Board of Directors of the Company.

          11.5 HSR Act: Authorization; Legal Prohibition.

               (a) With respect to the transactions contemplated hereby, all applicable waiting periods under the HSR Act shall have expired or been terminated.

               (b) The Company and Subsidiary shall have obtained all governmental authorizations, approvals, consents and waivers, the lack of which prior to the Effective Time, under any applicable law, rule or regulation, would render legally impermissible the consummation of the Merger by the Company and Subsidiary.

          11.6 No Injunction. There shall be no judgment, injunction, order or decree enjoining the Company, Subsidiary or Target from consummating the transactions contemplated by this Agreement.

          11.7 Legal Opinion. Target shall have received a legal opinion from the Company's counsel, Paul, Weiss, Rifkind, Wharton & Garrison, covering such matters as are customarily included in legal opinions delivered in connection with transactions of the type contemplated by this Agreement, in form and substance reasonably satisfactory to the Target.

                                      ARTICLE 12
                                   INDEMNIFICATION

          12.1 Indemnification.  Subject to the limitations contained in Section
12.3 and Section 14.3:

               (a) the Principal Stockholder agrees to indemnify, defend and hold harmless each of the Company and Subsidiary (and each of their respective directors, officers, employees, successors and assigns) from and against any and all losses, claims, damages, liabilities and expenses ("Losses") based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, or warranty made by the Principal Stockholder in this Agreement or in any certificate delivered pursuant hereto;

               (b) the Company agrees to indemnify, defend and hold harmless the Principal Stockholder (and its directors, officers, employees, successors and assigns) from and against any and all Losses based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation or warranty made by the Company or Subsidiary contained in Article 8 of this Agreement or in any certificate delivered pursuant hereto; and

          (c) the Company and the Principal Stockholder hereby acknowledge and agree that a claim for indemnification under this Section 12.1 arising under
Section 6.1 or 8.1 shall not be nullified solely because the facts, circumstances and/or events giving rise to such claim may have constituted a breach of a representation or warranty which terminated at the Effective Time pursuant to Section 14.3.

          12.2 Notice and Opportunity to Defend. Each person making a claim under this Article 12 (an "Indemnified Party") shall, promptly after the receipt of notice of the commencement of any action, investigation, claim or other proceeding against such Indemnified Party in respect of which indemnity may be sought from the indemnifying party under this Article 12 (the "Indemnifying Party"), notify the Indemnifying Party in writing of the commencement thereof. The failure of any Indemnified Party to so notify the Indemnifying Party of any such action shall not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party (a) other than pursuant to this Article 12 or (b) under this
Article 12 unless, and only to the extent that, such failure results in the Indemnifying Party's forfeiture of substantial rights or defenses. In any case in which any action, claim or other proceeding shall be brought against any Indemnified Party, and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to assume the defense thereof at its own expense, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense.
Notwithstanding the foregoing, in any action, claim or proceeding in which both the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, are, or are reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the expense of the Indemnifying Party and to control its own defense of such action, claim or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one counsel to all Indemnified Parties. Each Indemnifying Party agrees that it will not, without the prior written consent of the Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the Indemnified Party and each other Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding.
The Indemnifying Party shall not be liable for any settlement of any claim, action or proceeding effected against an Indemnified Party without its written consent, which consent shall not be unreasonably withheld. The rights accorded to an Indemnified Party hereunder shall be the exclusive remedy of such party for any Losses based upon, arising out of or otherwise in respect of any inaccuracy or in breach of any representation and warranty contained in this Agreement or in any documents delivered pursuant hereto; provided, that, this provision does not limit the liability of any holder of Target Common Stock for any breach of any term of such holder's Letter of Transmittal for which each such holder will be severally liable.

          12.3 Limitations on Indemnifications. Except as provided in Section 12.3(c) below, the indemnification provided for in Section 12.1 shall be subject to the following limitations:

               (a) No Indemnifying Party shall be obligated to pay any amounts for indemnification under Section 12.1 until the aggregate amount of Losses equals one million dollars ($1,000,000) (the "Basket Amount"), whereupon the Indemnifying Party shall be obligated to pay in full all amounts for indemnification in excess of the Basket Amount.

               (b)(i) The Company shall not be obligated to make any payment for indemnification under Section 12.1 in excess of ten million dollars ($10,000,000) in the aggregate and (ii) the Principal Stockholder shall not be obligated to make any payment for indemnification under Section 12.1 in excess of five million dollars ($5,000,000) in the aggregate.

               (c) The limitations set forth in this Section 12.3 shall not apply to any claims under Section 12.1 for (x) breaches of any of the representations and warranties set forth in Sections 6.2, 6.3 and 8.2, and (y) a breach by the Company of its representation and warranty set forth Section 7.13, but only to the extent that the Principal Stockholder or any of the holders of Target Common Stock at the Effective Time were required to return, and returned, to the Company any Cash Consideration received by such persons pursuant to
Section 3.1.

               (d)  Each party's right to make a claim for indemnification under
Section 12.1 shall terminate on the first anniversary of the Effective Date.

                                      ARTICLE 13
                                     TERMINATION

          13.1 Termination.

               (a) This Agreement may be terminated prior to the Effective Date as follows:

                    (i)  by mutual consent of the Company and Target; and

                    (ii) at the election of the Company or Target, if the Effective Date shall not have occurred on or before February 28, 1998, provided that a party seeking to terminate this Agreement (the "Electing Party") may not do so if the failure to consummate the transactions contemplated hereby is the result of a willful and material breach of the representations, warranties or covenants under this Agreement by such Electing Party or the Electing Party shall not have used its best reasonable efforts to consummate the transaction contemplated hereby by February 28, 1998; and

                    (iii) at the election of either the Company or the Target, if on the proposed Effective Date the Closing Company Stock Price is less than $7.50.

               (b) The termination of this Agreement shall be effectuated by the delivery by the party terminating this Agreement to the other party of a written notice of such termination. If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in
Section 13.2.

          13.2 Survival After Termination. If this Agreement is terminated in accordance with Section 13.1 hereof and the transactions contemplated hereby are not consummated, this Agreement shall become void and of no further force and effect; provided, however, that none of the parties hereto shall have any liability in respect of this Agreement or arising from the termination of this Agreement, except to the extent that failure to satisfy the conditions of Articles 10 or 11 results from the intentional or willful violation by such party of this Agreement or the provisions of any agreement made or to be made pursuant to this Agreement and except that the provisions of Section 9.2(b) and
Article 12 shall survive the termination of this Agreement for the periods provided by their respective provisions.

                                      ARTICLE 14
                                    MISCELLANEOUS

          14.1 Expenses. If the Merger is not consummated, the Company and Subsidiary, on the one hand, and Target and the Principal Stockholder, on the other hand, shall each bear their respective direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby. If the Merger is consummated, the Company shall pay up to $1,600,000 of the Acquired Companies' Transaction Expenses, and any excess of the Acquired Companies' Transaction Expenses over $1,600,000 shall be included in the "Indebtedness" as defined in
Section 1.1.

          14.2 Amendment. This Agreement shall not be amended or modified except by a writing duly executed by all of the parties hereto.

          14.3 Survival of Representations and Warranties. None of the representations, warranties, covenants and agreements contained in this Agreement shall survive the Effective Time, except those representations and warranties contained in Articles 6 and 8 which shall survive until the first anniversary of the Effective Date.

          14.4 Entire Agreement. This Agreement including the Schedules attached hereto, which are deemed for all purposes to be part of this Agreement, and the Exhibits hereto and the other documents delivered pursuant to this Agreement, including without limitation the Stockholders Agreement and the Registration Rights Agreement, contain all of the terms, conditions and representations and warranties agreed upon or made by the parties relating to the subject matter of this Agreement and the businesses and operations of the Acquired Companies and supersede all prior and contemporaneous agreements, negotiations, correspondence, undertakings and communications of the parties or their representatives, oral or written, respecting such subject matter.

          14.5 Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the parties to this Agreement.

          14.6 Notices. Any notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been delivered when delivered by hand or sent by telecopier (with receipt confirmed), or if delivered by courier shall be deemed given on the close of business on the second Business Day next following the day when deposited with an overnight courier or the close of business on the fifth Business Day when deposited in the United States mail, postage prepaid, certified or registered addressed to the party at the address set forth below, with copies sent to the persons indicated:

               If to Target, to it at:

                    Personal Care Holdings, Inc.
                    c/o J.W. Childs Associates, Inc.
                    One Federal Street
                    Boston, MA 02110
                    Attention:  John W. Childs
                    Telecopier:  (617) 753-1101

               With a copy to:

                    Sullivan & Worcester LLP
                    One Post Office Square
                    Boston, MA 02109
                    Attention:  Christopher Cabot, Esq.
                    Telecopier:  (617) 338-2880

               If to the Principal Stockholder, to it at:

                    J.W. Childs Equity Partners, L.P.
                    c/o J.W. Childs Associates, Inc.
                    One Federal Street
                    Boston, MA 02110
                    Attention:  John W. Childs
                    Telecopier:  (617) 753-1101

               With a copy to:

                    Sullivan & Worcester LLP
                    One Post Office Square
                    Boston, MA 02109
                    Attention:  Christopher Cabot, Esq.
                    Telecopier:  (617) 338-2880

               If to the Company or Subsidiary, to it at:

                    Playtex Products, Inc.
                    300 Nyala Farms Road
                    Westport, Connecticut  06880
                    Attention:  Michael F. Goss
                    Telecopier:  (203) 341-4260

               With a copy to:

                    Paul, Weiss, Rifkind, Wharton & Garrison
                    1285 Avenue of the Americas
                    New York, New York 10019-6064
                    Attention:  Robert M. Hirsh, Esq.
                    Telecopier: (212) 757-3990

          Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 14.6.

          14.7 Severability. If any provision of this Agreement, or the application thereof to any person or circumstance, is invalid or unenforceable in any jurisdiction, (i) a substitute and equitable provision shall be substituted therefor in order to remove, so far as may be valid and enforceable in such jurisdiction, the intent and purpose of the invalid or unenforceable provision; and (ii) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability of such provision affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

          14.8 Waiver. Waiver of any term or condition or breach of or failure with respect to any such term or condition of this Agreement by any party shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach of or failure with respect to the same term or condition, or a waiver of any other term or condition of this Agreement.

          14.9 Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns. No party to this Agreement may assign or delegate, by operation of law or otherwise, all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of the other parties to this Agreement, which consent any such party may withhold in its absolute discretion. Any purported assignment without such prior written consents shall be void ab initio.

          14.10 No Third Party Beneficiary. Nothing in this Agreement shall confer any rights, remedies or claims upon any person or entity not a party or a permitted assignee of a party to this Agreement.

          14.11 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement.

          14.12 Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflict of laws thereof except that the Merger shall be governed by the DGCL.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                              PERSONAL CARE HOLDINGS, INC.


                              By: /s/ Adam Suttin
                                  ---------------
                                  Name:  Adam Suttin
                                  Title: Vice President


                              J.W. CHILDS EQUITY PARTNERS, L.P.

                              By:  J.W. Childs Advisors, L.P., its General
                                   Partner

                              By: J.W. Childs Associates, L.P., its General Partner

                              By:  J.W. Childs Associates, Inc.


                                   By: /s/ Adam Suttin
                                       ---------------
                                       Name:  Adam Suttin
                                       Title: General Partner

                              PLAYTEX PRODUCTS, INC.


                              By: /s/ Michael F. Goss
                                  -------------------
                                  Name:  Michael F. Goss
                                  Title: EVP, CFO


                              PCG ACQUISITION CORP.


                              By: /s/ Michael F. Goss
                                  -------------------
                                  Name:  Michael F. Goss
                                  Title:

                          J.W. CHILDS EQUITY PARTNERS, L.P.
                                  One Federal Street
                             Boston, Massachusetts  02109

                             PERSONAL CARE HOLDINGS, INC.
                                  One Paragon Drive
                             Montvale, New Jersey  07645


                                                 January 16, 1998

Playtex Products, Inc.
PCG Acquisition Corp.
300 Nyala Farms Road
Westport, Connecticut  06880

     Attention:  Michael F. Goss

     Re: Merger Agreement dated as of December 22, 1997 among the addressees hereof and the undersigned (the
          "Agreement")

Dear Mr. Goss:

     This letter amends the Agreement by adding thereto, immediately after
Section 3.1(b), a new Section 3.1(b-1), which shall read in its entirety as follows:

              (b-1) In addition to the foregoing and notwithstanding anything to the contrary contained herein, the allocation of the Consideration Per Share set forth above may be changed with respect to the holders of Target Common Stock and Target Options listed on
     Schedule 3.1(b-1) attached hereto (each, a "Management Holder") if, prior to the Effective Date, a Management Holder elects to receive on the Effective Date a cash payment in lieu of the Stock Consideration Per Share to which such Management Holder would otherwise be entitled to hereunder (an "All Cash Election"). The cash payment to be made to a Management Holder who makes an All Cash Election will equal the Stock Consideration Per Share to which such Management Holder would otherwise be entitled to hereunder multiplied by 80% of the Closing Company Stock Price (the "Cash Election Payment"). With respect to each electing Management Holder, the aggregate Stock Consideration Per Share otherwise allocable to such Management Holder hereunder shall be allocated instead to the Principal Stockholder, and an amount equal to such Management Holder's Cash Election Payment shall be reallocated from the portion of the Cash Consideration otherwise allocable to the Principal Stockholder to such Management Holder.

Schedule 3.1(b-1), the list of Management Holders, is attached hereto. All other provisions of the Agreement remain unchanged.

                            (Signatures on following page)

                                       Very truly yours,


                                       J.W. CHILDS EQUITY PARTNERS, L.P.

                                       By:  J.W. Childs Advisors, L.P.,
                                            its general partner

                                       By:  J.W. Childs Associates, L.P.,
                                            its general partner

                                       By:  J.W. Childs Associates, Inc.,
                                            its general partner



                                            By: /s/ Adam Suttin
                                                ---------------
                                                Title:



                                       PERSONAL CARE HOLDINGS, INC.


                                            By: /s/ Adam Suttin
                                                ---------------
                                                Title:

Accepted and agreed as of the
date first written above:

PLAYTEX PRODUCTS, INC.


     By: /s/ Michael F. Goss
         -------------------
         Title:


PCG ACQUISITION CORP.


     By: /s/ Michael F. Goss
         -------------------
         Title:

                                 SCHEDULE 3.1(b-1)

                               PCH MANAGEMENT HOLDERS

                                    Aleli Abordo

                                  Karen A. August

                                   Santo Auriemma

                                Christina Bartolick

                                   Andy Bellizzi

                                    Loren Block

                                 Patricia C. Block

                                  Patrick L. Brown

                                 Stephen K. Carrico

                                    Michael Cox

                                   Nancy Cushing

                                Catherine J. Durden

                                  Teresita Eugenio

                                  Michael P. Ferry

                                 Michael A. Fleury

                                  Debra T. Follick

                                  James P. Garvey

                                 Bruce A. Goldsmith

                                   Peter R. Gower

                                Marcie J. Griesmeyer

                                   Neil P. Guller

                                     David Hays

                                   Jane B. Hoder

                                  Thomas D. Horton

                                   Lee S. Jacobs

                                Christine D. Kalafut

                                 Dennis M. Kearney

                                 William R. Kinder

                                 Nichelle R. Lange

                                   Cheryl Lawler

                                     Kim Levine

                                  Daisy M. Madrazo

                                 Michael J. Metzger

                                  Donald W. Miller

                                   David Montfort

                                  Dennis L. Moore

                                  Donald G. Morgan

                                  James D. Murphy

                                   Robert O'Brien

                                 Joseph M. Pachella

                                  Millard E. Page

                                  Leslie Paparone

                                 Sri Parthasarathy

                                 Caren Passariello

                                 Dennis G. Podlesak

                                   Jay E. Politi

                                 Kenneth F. Reilly

                                   Joel A. Slank

                                  Julie B. Sweeney

                                  Daniel M. Synan

                                   Anne Tashjian

                                   James D. Tates

                                  Sharad B. Tilak

                                  Paul W. Tonnesen

                                 Elizabeth Webster

                                 Marianne Wojcicki

                          J.W. CHILDS EQUITY PARTNERS, L.P.
                                  One Federal Street
                             Boston, Massachusetts  02109

                             PERSONAL CARE HOLDINGS, INC.
                                  One Paragon Drive
                             Montvale, New Jersey  07645


                                                     January 27, 1998

Playtex Products, Inc.
PCG Acquisition Corp.
300 Nyala Farms Road
Westport, Connecticut  06880

     Attention:  Michael F. Goss

     Re: Merger Agreement dated as of December 22, 1997 among the addressees hereof and the undersigned (as amended, the "Agreement")

Dear Mr. Goss:

     This letter amends Section 3.1(b-1) of the Agreement, which shall read in its entirety as follows:

               (b-1)     In addition to the foregoing and notwithstanding
     anything to the contrary contained herein, the allocation of the Consideration Per Share set forth above may be changed with respect to the holders of Target Common Stock and Target Options listed on
     Schedule 3.1(b-1) attached hereto (each, a "Management Holder") if, prior to the Effective Date, a Management Holder elects to receive on the Effective Date a cash payment in lieu of the Stock Consideration Per Share to which such Management Holder would otherwise be entitled to hereunder (an "All Cash Election"). The cash payment to be made to a Management Holder who makes an All Cash Election will equal the Stock Consideration Per Share to which such Management Holder would otherwise be entitled to hereunder multiplied by 80% of the Closing Company Stock Price (the "Cash Election Payment"). With respect to each electing Management Holder, the aggregate Stock Consideration Per Share otherwise allocable to such Management Holder hereunder shall be allocated instead to the holders listed on Schedule 3.1(b-1) (the "JWC Holders") in the percentage indicated on such Schedule, and an amount equal to such Management Holder's Cash Election Payment shall be reallocated to such Management Holder from the portion of the Cash Consideration otherwise allocable to such JWC Holders.

Schedule 3.1(b-1), the list of Management Holders, is attached hereto. All other provisions of the Agreement remain unchanged.

                            (Signatures on following page)

                                       Very truly yours,


                                       J.W. CHILDS EQUITY PARTNERS, L.P.

                                       By:  J.W. Childs Advisors, L.P.,
                                            its general partner

                                       By:  J.W. Childs Associates, L.P.,
                                            its general partner

                                       By:  J.W. Childs Associates, Inc.,
                                            its general partner



                                            By: /s/ Adam Suttin
                                                ---------------
                                                Title:



                                       PERSONAL CARE HOLDINGS, INC.


                                            By: /s/ Adam Suttin
                                                ---------------
                                                Title:

Accepted and agreed as of the
date first written above:

PLAYTEX PRODUCTS, INC.


     By: /s/ Michael F. Goss
         -------------------
         Title:


PCG ACQUISITION CORP.


     By: /s/ Michael F. Goss
         -------------------
         Title:

                                 SCHEDULE 3.1(b-1)

                               PCH MANAGEMENT HOLDERS

                                    Aleli Abordo
                                  Karen A. August
                                   Santo Auriemma
                                Christina Bartolick
                                   Andy Bellizzi
                                    Loren Block
                                 Patricia C. Block
                                  Patrick L. Brown
                                 Stephen K. Carrico
                                    Michael Cox
                                   Nancy Cushing
                                Catherine J. Durden
                                  Teresita Eugenio
                                  Michael P. Ferry
                                 Michael A. Fleury
                                  Debra T. Follick
                                  James P. Garvey
                                 Bruce A. Goldsmith
                                   Peter R. Gower
                                Marcie J. Griesmeyer
                                   Neil P. Guller
                                     David Hays
                                   Jane B. Hoder
                                  Thomas D. Horton
                                   Lee S. Jacobs
                                Christine D. Kalafut
                                 Dennis M. Kearney
                                 William R. Kinder

                                 Nichelle R. Lange
                                   Cheryl Lawler
                                     Kim Levine
                                  Daisy M. Madrazo
                                 Michael J. Metzger
                                  Donald W. Miller
                                   David Montfort
                                  Dennis L. Moore
                                  Donald G. Morgan
                                  James D. Murphy
                                   Robert O'Brien
                                 Joseph M. Pachella
                                  Millard E. Page
                                  Leslie Paparone
                                 Sri Parthasarathy
                                 Caren Passariello
                                 Dennis G. Podlesak
                                   Jay E. Politi
                                 Kenneth F. Reilly
                                   Joel A. Slank
                                  Julie B. Sweeney
                                  Daniel M. Synan
                                   Anne Tashjian
                                   James D. Tates
                                  Sharad B. Tilak
                                  Paul W. Tonnesen
                                 Elizabeth Webster
                                 Marianne Wojcicki

                                JWC HOLDERS - PRO RATA

                 Name                                     Percentage
                 ----                                     ----------
           Bock Family Trust                                0.05138%
    J.W. Childs Equity Partners, L.P.                      93.89179%
            James E. Childs                                 0.14087%
            John W. Childs                                  3.26172%
          Richard S. Childs                                 0.14087%
    Dowds Family Investment Trust                           0.02184%
            Adam T. Feild                                   0.06769%
           Glenn A. Hopkins                                 0.21388%
            Jerry D. Horn                                   0.23124%
          Lambros J. Lambros                                0.29609%
          Stephanie Mansfield                               0.02569%
          L. and E. Mansfield                               0.01285%
          Jenny Childs Preston                              0.01242%
            Raymond B. Rudy                                 0.18800%
            Steven G. Segal                                 0.80782%
            S. Segal Trust                                  0.14607%
   Segal Family Limited Partnership                         0.05793%
 Segal III Family Limited Partnership                       0.04566%
             Adam Suttin                                    0.21388%
         Suttin Family Trust                                0.10808%
             Gagan Verma                                    0.03211%
            Stephen Wise                                    0.03211%

                                  AMENDMENT NO. 3

                                         TO

                                 MERGER AGREEMENT


          AMENDMENT NO. 3, dated as of January 27, 1998 (the "Amendment") by and among Playtex Products, Inc., a Delaware corporation (the "Company"), PCG Acquisition Corp., a wholly-owned subsidiary of the Company and a Delaware corporation ("Subsidiary"), J.W. Childs Equity Partners L.P., a Delaware limited partnership (the "Principal Stockholder") and Personal Care Holdings Inc., a Delaware corporation ("Target") to the Merger Agreement, dated as of December 22, 1997 (as amended, the "Merger Agreement"), among the same parties. Capitalized terms used herein and not defined herein are used with the meanings ascribed thereto in the Merger Agreement.

          The parties desire to amend the Merger Agreement as set forth herein. For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:


          1. Amendment to Section 3.1. Section 3.1 of the Merger Agreement is hereby amended by redesignating Sections 3.1 (c), (d) and (e) as Sections 3.1(d), (e) and (f) respectively, and by inserting the following new Section 3.1(c):

          "(c) Notwithstanding the foregoing, a portion of the aggregate Cash Consideration Per Share that any person (such person, a "PCH Holder") is entitled to receive pursuant to this Agreement in an amount (with respect to each PCH Holder, such PCH Holder's "Contingent Consideration") equal to the product of (x) $350,000 times (y) a fraction the numerator of which is the aggregate Cash Consideration Per Share that such PCH Holder is entitled to pursuant to this Agreement (without giving effect to this Section 3.1(c)) and the denominator of which is the Cash Consideration, shall, in lieu of being delivered to such PCH Holder, be delivered to an account designated by the Principal Stockholder. In the event that as of January 28, 1999 the Principal Stockholder has not been required to satisfy obligations pursuant to that certain Indemnification Agreement, dated as of January 28, 1998, between the Company and the Principal Stockholder (the "Indemnification Agreement"), in excess of an aggregate of $350,000, then promptly following such date, the Principal Stockholder will deliver to each PCH Holder an amount equal to the product of (x) the excess of $350,000 over the aggregate amounts paid by the Principal Stockholder in satisfaction of obligations under the Indemnification Agreement through such date, times (y) a fraction the numerator of which is such PCH Holder's Contingent Consideration and the denominator of which is $350,000. PCH Holders may look solely to the Principal Stockholder for payments, if any, to be made pursuant to this Section 3.1(c), and the Company, the Subsidiary and the Surviving Corporation shall have no liability whatsoever to any PCH Holder in connection with the obligations of the Principal Stockholder to make payments hereunder."

          2. Except as amended hereby, the Merger Agreement shall in all respects continue in full force and effect. This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same Agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. This Amendment shall be governed by, and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

               IN WITNESS WHEREOF, each of the parties have signed or caused this Agreement to be signed as of the date first above written.

                             PERSONAL CARE HOLDINGS, INC.


                              By: /s/ Adam Suttin
                                  ---------------
                                  Name:  Adam Suttin
                                  Title: Vice President


                              J.W. CHILDS EQUITY PARTNERS, L.P.

                              By:  J.W. Childs Advisors, L.P., its General
                                   Partner

                              By: J.W. Childs Associates, L.P., its General Partner

                              By:  J.W. Childs Associates, Inc.


                                   By: /s/ Adam Suttin
                                       ---------------
                                       Name:  Adam Suttin
                                       Title: General Partner

                              PLAYTEX PRODUCTS, INC.


                              By: /s/ Michael F. Goss
                                  -------------------
                                  Name:  Michael F. Goss
                                  Title: EVP, CFO


                              PCG ACQUISITION CORP.


                              By: /s/ Michael F. Goss
                                  -------------------
                                  Name:  Michael F. Goss
                                  Title:

                                       3